As filed with the Securities and Exchange Commission on January 8, 2002
                                                  Registration No. 333-42696
================================================================================

                United States Securities and Exchange Commission
                              Washington, DC 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2

             Registration Statement under the Securities Act of 1933

                                CDKNET.COM, INC.
          -------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

   Delaware                          5961                        22-3586087
   --------                    ----------------                  ----------
(State or Other               (Primary Standard               (I.R.S. Employer
  Jurisdiction of         Industrial Classification          Identification No.)
  Incorporation                 Code Number)
or Organization)

                              250 West 57th Street
                                   Suite 1101
                            New York, New York 10019
                                 (212) 547-6050
                                 WWW.CDKNET.COM
   --------------------------------------------------------------------------
      (Address and Telephone Number of Principal Place of Executive Offices and Business or Intended Principal Place of Business)

                               Steven A. Horowitz
                      Moritt, Hock, Hamroff & Horowitz LLP
                             400 Garden City Plaza
                                    Suite 202
                           Garden City, New York 11530
                              Phone: (516) 873-2000
                               Fax: (516) 873-2010
         ---------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                With a copy to:

     David A Broadwin, Esquire                Traci Duvall Humes, Esquire
      Foley, Hoag & Eliot LLP                   Foley, Hoag & Eliot LLP
      One Post Office Square              1747 Pennsylvania Ave., NW Suite 1200
    Boston, Massachusetts 02109                 Washington, D.C. 20006
      Phone: (617) 832-1000                     Phone: (202) 223-1200
       Fax: (617) 832-7000                       Fax: (202) 785-6687


         Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                       Proposed               Proposed
Title of Each Class Of                                  Maximum                Maximum
Securities To Be              Amount To Be          Offering Price        Aggregate Offering        Amount Of
Registered                    Registered(1)             Per Unit                Price            Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock offered           780,000                  $1.84(2)             $ 1,435,200                  (3)
for sale, $.0001 par
value, by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable          710,000                  $1.84(2)             $ 1,306,400                  (3)
upon the exercise of
options by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock offered         1,505,522                  $4.33(4)             $ 6,518,910                  (5)
for sale, $.0001 par
value, by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable        3,000,000                  $4.33(4)             $12,990,000                  (5)
upon the conversion of
Preferred Stock by
The Target Group Fund
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable        1,855,056                  $4.33(4)             $ 8,032,392                  (5)
upon the exercise of
warrants  by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock issuable        1,250,000                  $4.33(4)             $ 5,412,500                  (5)
upon the exercise of
options by selling
security holders
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Total Registration Fee                                                                                    (3)(5)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Pursuant to Rule 429, includes 7,610,578 shares being carried forward from the Registrant's Registration Statement No. 333-93277.

(2) The maximum proposed offering price per share for these securities which were previously registered on Form SB-2 as described in footnote (3) below.

(3) No filing fee is required as the Registrant previously paid a filing fee of $748.07 on August 1, 2000 in connection with this registration statement (File No. 333-42696), which fee relates to the 1,490,000 shares being registered from that registration statement which had a proposed maximum offering price per share of $1.84.

(4) The maximum proposed offering price per share for these securities which were previously registered on Form SB-2 as described in footnote (5) below.

(5) No filing fee is required as securities were previously registered on Form SB-2 registration statement, as amended, File No. 333-93277 effective March 27, 2000 and amended on August 1, 2000 pursuant to Rule 429 (File No. 333-42696), which fee relates to the 7,610,578 shares being carried forward pursuant to Rule 429 from that registration statement which had a proposed maximum offering price per share of $4.33.

                                EXPLANATORY NOTE
                                ----------------

This registration statement amends two registration statements on Form SB-2 filed by us: (1) on December 14, 2001 that amended our registration statement that was filed on August 1, 2000 (File No. 333-42696) that registered up to 1,490,000 shares of our common stock, $.0001 par value, and (2) pursuant to Rule 429 under the Securities Act as post-effective amendment no. 3 to our registration statement on Form SB-2 for up to 7,610,578 shares of common stock, as amended (File No. 333-93277), declared effective on March 27, 2000.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 2002

                                   PROSPECTUS

                     UP TO 1,490,000 SHARES OF COMMON STOCK

                                CDKNET.COM, INC.

        CDKNET.COM, INC., a Delaware corporation, is registering up to 1,490,000 shares of common stock:

     o   for sale by investors who own 780,000 shares of our common stock,

     o issuable upon the exercise of 190,000 options to purchase our common stock at $1.00 per share,

     o issuable upon the exercise of 20,000 options to purchase our common stock at $1.25 per share,

     o issuable upon the exercise of 500,000 options to purchase our common stock at $1.69 per share,

         We are also carrying forward 7,610,578 of previously registered shares of common stock:

     o   for sale by investors who own 1,505,522 shares of our common stock,

     o issuable upon the conversion of 1,500,000 shares of our Series A preferred stock at $.75 per share,

     o issuable upon the exercise of 125,056 warrants to purchase shares of our common stock at $.75 per share,

     o issuable upon the exercise of 100,000 warrants to purchase our common stock at $.66 per share,

     o issuable upon the exercise of 1,500,000 warrants to purchase our common stock at $1.00 per share,

     o issuable upon the exercise of 100,000 warrants to purchase our common stock at $1.75 per share,

     o issuable upon the exercise of 30,000 warrants to purchase our common stock at $3.00 per share,

     o issuable upon the exercise of 750,000 options to purchase our common stock at $.60 per share, and

     o issuable upon the exercise of 150,000 options to purchase our common stock at $.66 per share,

     o issuable upon the exercise of 350,000 options to purchase our common stock at $.75 per share.

         Our common stock, $.0001 par value, is currently traded on the Over-the-Counter Bulletin Board under the symbol "CDKX".

     INVESTING IN COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS -- SPECIAL
                      CONSIDERATIONS" BEGINNING ON PAGE 7.

                -------------------------------------------------

         Neither the Securities and Exchange Commission nor any other Regulatory Body has Approved or Disapproved of these Securities or Passed Upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

THERE IS NO UNDERWRITER FOR ANY OF THE SECURITIES OFFERED. SEE "PLAN OF DISTRIBUTION."

                 THE DATE OF THIS PROSPECTUS IS JANUARY 8, 2002.

                                TABLE OF CONTENTS



                                     PART 1                                 Page
                                     ------                                 ----

                       INFORMATION REQUIRED IN PROSPECTUS


         PROSPECTUS SUMMARY .............................................     4

         THE OFFERING ...................................................     5

         RISK FACTORS ...................................................     7

         USE OF PROCEEDS ................................................    22

         DETERMINATION OF OFFERING PRICE ................................    22

         SELLING SECURITY HOLDERS .......................................    22

         PLAN OF DISTRIBUTION ...........................................    24

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
         CONTROL PERSONS ................................................    24

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT ..........................................    27

         DESCRIPTION OF SECURITIES ......................................    30

         REPORTS TO SHAREHOLDERS ........................................    31

         TRANSFER AGENT .................................................    31

         AVAILABLE INFORMATION ..........................................    31

         LEGAL MATTERS ..................................................    31

         EXPERTS ........................................................    32

         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
         FOR SECURITIES ACT LIABILITIES .................................    32

         ORGANIZATION WITHIN LAST FIVE YEARS ............................    32

         DESCRIPTION OF BUSINESS ........................................    34

                                                                           Page
                                                                           ----
         MANAGEMENT'S DISCUSSION AND ANALYSIS
         OR PLAN OF OPERATION ...........................................    44

         DESCRIPTION OF PROPERTY ........................................    50

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .................    50

         MARKET FOR COMMON EQUITY AND RELATED
         STOCKHOLDER MATTERS ............................................    51

         EXECUTIVE COMPENSATION .........................................    51

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE .........................    61

         FINANCIAL STATEMENTS ...........................................   F-1





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         INDEMNIFICATION OF DIRECTORS AND OFFICERS ......................  II-1

         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ....................  II-2

         RECENT SALES OF UNREGISTERED SECURITIES ........................  II-2

         UNDERTAKINGS ...................................................  II-3

         EXHIBITS .......................................................  II-4

                               PROSPECTUS SUMMARY
                               ------------------


CDKnet.com, Inc. is a holding company incorporated in the State of Delaware. Our business is conducted through our two subsidiaries: (1) CDKnet, LLC, a New York limited liability Company, formed in October 1997, and (2) Diversified Capital Holdings, LLC (F/K/A Azure Capital Holdings, LLC), a Delaware limited liability Company ("Diversified Capital").

CDKnet, LLC provides proprietary convergence technology (called "CDK(TM)") that links audio, video and the worldwide web on standard compact discs (CDs). Diversified Capital is a fund and money management subsidiary that will serve as the initial stage of our financial services line of business.

On June 13, 2001, we completed the sale of substantially all of the assets and business of our subsidiary, CDK Financial Corporation (F/K/A ValueFlash.com Incorporated), a Delaware corporation, to Elbit Limited (NASDAQ: ELBT) and its subsidiaries (collectively "Elbit") for a purchase price of $3.5 million in cash plus the assumption of liabilities and forgiveness of indebtedness. As part of the transaction, in addition to the acquisition of ValueFlash's technology rights, we (1) granted Elbit a technology license for the continued use of our CDK (TM) technology, and (2) changed the name ValueFlash.com Incorporated to CDK Financial Corp. ValueFlash provided our customers with proprietary, non-intrusive, highly targeted e-messaging (called "Vflash(TM)") that enabled our clients to communicate directly with their customers on a real-time basis.

                                  THE OFFERING

SECURITIES OFFERED:

    THE BLACKMOR SHARES .......  100,000 shares of common stock which we issued on April 17, 2000 to The Blackmor Group in exchange for services to be performed on an on-going basis.

    ABBEY BLATT SHARES ........  20,000 shares of common stock which were purchased by Abbey Blatt on March 28, 2000 at $.75 per share.


    ENERGENIC SHARES ..........  100,000 shares of common stock which we issued on October 29, 1999 and on February 7, 2000.
                                 The shares were issued to Energenic in exchange for services performed for us.

    CABARET SOFTWARE SHARES ...  (1) 20,000 shares of common stock to Cabaret
                                 Software, Inc. issued on January 20, 2000 in exchange for services valued at $20,000; (2) 10,000 and 30,000 shares of our common stock issued on September 18, 1999 and August 10, 1999, respectively. The shares were issued in exchange for services valued at $30,000.

    ARCADIA SHARES.............  Up to 500,000 five-year options to purchase shares of our common stock which we issued to Arcadia Marketing Inc. on May 4, 2000, pursuant to a letter agreement between the parties dated May 4, 2000. The options are exercisable at $1.69 per share and expire on May 4, 2005.

    MAGGI SHARES...............  (1) 5,000 three-year options to purchase shares of our common stock which we issued to Don
                                 Maggi on May 25, 1999 exercisable at $1.25 per share expiring on May 25, 2002; and (2) 25,000 five-year options to purchase shares of our common stock which we issued to Don Maggi on May 25, 1999 exercisable at $1.00 per share, expiring on May 25, 2004.

    STERN SHARES...............  Up to 15,000 one-year options to purchase shares of our common stock which we issued to Ava Stern on May 12, 2000. The options are exercisable at $1.00 per share and expire on May 12, 2001.

    TBA SHARES.................  Up to 165,000 shares of common stock comprising
                                 (1) 15,000 three-year options to purchase shares of our common stock which we issued to T.B.A. Management Group, Inc. on May 25, 1999, which are exercisable at $1.25 per share and expire on May 24, 2002, and (2) 150,000 five-year options to purchase shares of our common stock issued on July 21, 2000 to T.B.A. Network, Inc. pursuant to a Consulting Agreement dated August 1, 1999, which are exercisable at $1.00 per share expiring on September 30, 2004.

    BODEK SHARES...............  500,000 shares of our common stock which we issued on January 6, 2000 to Erno and Rachel
                                 Bodek at $.50 per share.

    TRADING SYMBOL ............  "CDKX" traded on the Over-the-Counter Bulletin
                                 Board.

    RISK FACTORS ..............  The common stock to be sold by the selling shareholders involve a high degree of risk. See "Risk Factors" beginning on page 7.

    OUR EXECUTIVE OFFICE
    AND OUR PRINCIPAL PLACE
    OF BUSINESS ...............  250 West 57th Street
                                 Suite 1101
                                 New York, New York 10019
                                 (212) 547-6050

The summary financial information set forth below is derived from and should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The information set forth below should also be read in conjunction with "Management's Discussion and Analysis of Operations." Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.


                                                                  1ST QTR.            YEAR ENDED           YEAR ENDED
                                                                  SEPT. 30,             JUNE 30,             JUNE 30,
                                                                    2001                 2001                 2000
                                                                ------------         ------------         ------------
STATEMENTS OF OPERATIONS DATA
Net revenues                                                    $       --           $  5,874,000         $    345,000
Cost of revenues                                                        --              2,234,000               80,000
                                                                ------------         ------------         ------------
Gross profit                                                            --              3,640,000              265,000

Operating expenses                                                   291,116           12,602,000            7,826,000
Other (expenses) income, net                                          13,049           16,820,000               27,000
Minority interest in (gain) loss of subsidiary                       211,000               (7,000)             479,000
                                                                ------------         ------------         ------------
Net Loss                                                        $   (278,067)        $ (7,287,000)        $ (7,055,000)
                                                                ============         ============         ============

Preferred dividend                                                    27,268               85,000               63,000
                                                                ------------         ------------         ------------
Net loss to common stockholders                                 $   (305,335)        $ (7,372,000)        $ (7,118,000)
                                                                ============         ============         ============
Basic and diluted earnings (loss) per share                     $      (0.01)        $      (0.33)        $      (0.40)
                                                                ============         ============         ============
Weighted average shares outstanding - basic and diluted           30,569,769           22,255,847           17,704,924
                                                                ============         ============         ============

                                                                  JUNE 30,              JUNE 30,            JUNE 30,
                                                                    2000                  2001                2000
                                                                ------------         ------------         ------------
BALANCE SHEET DATA

Working capital (deficit)                                       $  1,481,191         $  2,180,000         $   (700,000)
Current Assets                                                     2,258,829            3,055,000            1,512,000
Total Assets                                                       3,580,340            3,800,000            8,070,000
Current Liabilities                                                  777,638              875,000            2,212,000
Total Liabilities                                                  1,050,175            1,158,000            2,658,000
Minority interest                                                    179,000              179,000               71,000
Stockholders' equity                                               2,351,165            2,463,000            5,341,000
Common shares outstanding                                         31,921,075           30,316,396           21,236,986

                              CAUTIONARY STATEMENT
                              --------------------

All statements, trends, analyses and other information contained in this prospectus relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "predict," "plan," "intend," "expect," and other similar expressions constitute forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Potential risks and uncertainties include those set forth below in "Risk Factors." Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the intensely competitive multimedia compact disc and financial services industries and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other factors described below.

                                  RISK FACTORS
                                  ------------

We have described several risk factors which we believe are significant and should be given careful consideration by you when you evaluate us. We consider each of these risks to be specific to us, although some are industry or sector related issues which could also impact other businesses in our market sector. You should carefully consider the following information which outlines special market and other risk factors affecting us and our industry.

RISKS RELATED TO OUR BUSINESS AND BUSINESS STRATEGY
---------------------------------------------------

Our business, as currently conducted, has a limited operating history and may
-----------------------------------------------------------------------------
not be successful.
-----------------
On June 13, 2001, we shifted our business focus from that of an Internet holding company providing online direct marketing and custom compact disc services to that of a holding company actively engaged in providing (1) custom compact discs and (2) equity funding services to small and medium-sized companies. As a result, we have a limited operating history and may not be successful in meeting the challenges and addressing the risks that we face in this new and rapidly changing market. If we are not successful, our business, financial condition and operating results will be materially and adversely affected. Many of the risks, uncertainties, delays and difficulties associated with providing financial services and/or custom compact disc businesses are beyond our control.


Our ability to continue operations is uncertain.
------------------------------------------------
Prior to the sale of substantially all of the business and assets of our subsidiary, ValueFlash (now known as CDK Financial Corp.), our history of operating lossed raised substantial doubt about our ability to continue operations. At that time, we funded our operations through the various financings including private placements and debt financings.

Since the sale of substantially all of the assets and business of ValueFlash on June 13, 2001, we have drastically reduced our need for capital to fund our operations for several reasons. First, we substantially reduced our expenses for technology development and maintenance required to support ValueFlash. Second, our combined staff has been reduced from 42 full-time employees to 4 full-time employees. Third, we have substantially reduced our debt. And, fourth, CDK LLC's operations are substantially self-sustaining.

Until we refine and implement our new business plan, and continue to lower our operating expenses, our future success remains uncertain.

Our future revenues are unpredictable and our quarterly operating results may
-----------------------------------------------------------------------------
fluctuate significantly.
------------------------
Our revenues for the foreseeable future will remain primarily dependent on the technology license agreement we entered into with Elbit for its use of our CDK(TM) technology in connection with Elbit's Vflash(TM) messenger. We cannot forecast with any degree of certainty the extent of our revenues from the Elbit license agreement.

We expect our operating results to fluctuate significantly from quarter to quarter. Factors that may cause our operating results to fluctuate significantly from quarter to quarter include:

    o   unpredictable revenues from Elbit license agreement;
    o   our ability to attract new customers;
    o   our ability to retain our present customer base;
    o the ability of our competitors to offer new or enhanced features, products or services;
    o   price competition;
    o   unanticipated cost increases or delays in transaction processing;
    o unanticipated delays or cost increases with respect to product introductions; and
    o   the costs, timing and impact of our sales and marketing initiatives.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.

Our sales and marketing strategy may not result in success.
-----------------------------------------------------------
As we develop and refine our new business model and plan, our sales and marketing efforts may not result in the level sales of our products and services that we anticipate. To penetrate our existing and new markets, we will have to exert significant effort and incur significant costs to create awareness of, and demand for, our products. Our marketing strategy envisions the development of an effective internal marketing team and negotiated arrangements with outside marketing firms. Our failure to further develop our sales and marketing capabilities and successfully market our products could have a negative effect on our business.

Due to changes in our business strategy, our historical financial information is
--------------------------------------------------------------------------------
of material relevance.
----------------------
Our ability to generate revenue and income is unproven, and changes in our business make an evaluation of our operating history difficult. Therefore, investments in our business must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for online, custom compact disc technology and financial services. To address these risks, among other things, we must (1) market our services and build our brand names effectively, (2) provide scalable, reliable and cost-effective services, (3) continue to grow our infrastructure to accommodate additional customers and increased use of our products and services, (4) expand our channels of distribution, (5) continue to respond to competitive developments, and (6) retain and motivate qualified personnel. Additionally, our financial services business is new and our ability to generate revenue and income from this line of business is unproven.

Future sales may have a dilutive effect on future sales of securities.
----------------------------------------------------------------------
Future sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and our stockholders could experience dilution in their stock ownership and in the value of their shares. Dilution is a reduction in the value of the holder's investment measured by the difference between the purchase price of the shares of the common stock and the net tangible book value of the shares after the purchase takes place. As of January 7, 2002, we had 36,196,267 shares of common stock outstanding of which 20,799,881 are restricted or affiliate shares. Those restricted shares will gradually be converted to free-trading shares, the sale of which could have a material adverse effect on the future market price of our common stock.

The trading price of our common stock may decline.
--------------------------------------------------
The market price of our common stock has declined significantly in the last year. As a result, our common stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations. In recent years, the stock market has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies providing Internet-and technology products and services as well as financial services. Future market movements may materially and adversely affect the market price of our common stock. The market price of our common stock could decline as a result of future sales of substantial amounts of our common stock, or the perception that such sales could occur. Furthermore, certain of our existing stockholders have the right to require us to register their shares, which may facilitate their sale of shares in the public market.

The trading price of our common stock may decline because of fluctuations in our operating results. These fluctuations may be the result of a variety of factors, many of which are beyond our control, including:

     o the number of our strategic investments as well as the size and scope of the equity funding which we are engaged to provide;
     o reductions, cancellations or completions of major commitments to provide equity funding services;
     o the loss of significant strategic investment in companies or a change of scope in the equity funding services that we are providing to them;

     o the efficiency with which we utilize our professionals, plan and manage our existing and new strategic investments and manage our future growth;
     o  variability in market demand for our financial services;
     o  our ability to retain and attract qualified professionals;
     o  costs related to expansion of our business;
     o fluctuations in the market value of our investments in companies and our other equity holdings;
     o  significant acquisitions;
     o  increased competition; and
     o  general economic conditions.

A significant percentage of our expenses, including those related to employee compensation and facilities, are fixed. If the number of our strategic investments and the scope of the financial services that we provide to them decreases in any period, then our revenues and operating results may also decrease. If our operating results fall below the expectations of securities analysts and investors, the trading price of our common stock would likely decline, and the decline could be significant.

"Penny Stock" rules may make buying or selling our common stock difficult.
--------------------------------------------------------------------------
Trading in our securities is subject to the "penny stock" rules. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
     -- Make a suitability determination prior to selling a penny stock to the purchaser;
     -- Receive the purchaser's written consent to the transaction; and -- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Risks Particular to Our Financial Services Business
---------------------------------------------------

Our business is capital intensive and we may not be able to secure additional
-----------------------------------------------------------------------------
capital which may prevent our growth or cause our business to suffer.
---------------------------------------------------------------------
Our financial services business is capital intensive. We expect periodically to raise funds to (1) acquire equity interests in small and medium-sized companies,

(2) support our operations and (3) expand our private equity financing operation. However, we may not be able to obtain financing on acceptable terms, or at all, when we need it. If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to
(1) continue our business strategy, (2) respond to changing business or economic conditions, and (3) withstand adverse operating results or compete effectively, our business, financial condition and operating results may be materially and adversely affected as a result. Furthermore, if we are successful in selling additional equity securities our then existing stockholders may suffer significant dilution.

Our current strategic investments are, and we expect that companies that we invest in the future will be, in the early stages of their development. These companies will require significant amounts of additional capital to compete successfully, meet their business objectives and produce revenues and profits. If we are unable to obtain additional capital for these companies, they may fail and their failure could have a material adverse effect on our business, financial condition and operating results.

If our strategic investments and other equity holdings decrease in value, our
-----------------------------------------------------------------------------
financial results will be harmed.
---------------------------------
Our assets include equity interests which we have directly and indirectly acquired in other companies. Most of these companies are in the early stages of development, and may not successfully achieve their business goals. We may not realize any return on any of these investments. The failure of one or more of the companies in which we have invested, and the timing of any dispositions of our investments in these companies, could have a material adverse effect on the trading price of our common stock, our business, financial condition and operating results and on the market price of our common stock. As of January 7, 2002, our subsidiary, Diversified Capital, had made loans totaling $600,000 in two companies which are convertible into common stock of each company. In the future, we expect to make additional investments in these and other companies.

We may not be able to successfully execute our business strategy if we are
--------------------------------------------------------------------------
deemed to be an investment company under the Investment Company Act of 1940.
----------------------------------------------------------------------------
We are not currently required to be registered under the Investment Company Act. Generally, a company must register under the Investment Company Act and comply with significant restrictions on operations and transactions if: (1) its investment securities exceed 40% of its total assets, or (2) it holds itself out as being "primarily engaged" in the business of investing, owning or holding securities. At this time, less than 40% of our total assets are investment securities. If, in the future, our investment securities exceed 40% of our total assets, we believe that we will not be required to register under the Investment Company Act because (1) we are "primarily engaged" in a non-investment company business through our wholly-owned subsidiaries and (2) we do not otherwise meet the requirements for registering under the Investment Company Act. Nevertheless, we may be deemed to be an investment company and may then be required to register under the Investment Company Act.

However, if, in the future, more than 40% of our total assets are investment securities and we are no longer "primarily engaged" in a non-investment company business through our wholly owned subsidiaries, we believe that we may be considered to be primarily engaged" in a non-investment company business through our majority-owned subsidiaries and controlled subsidiaries. We would then promptly file with the Securities and Exchange Commission an exemptive application under Section 3(b)(2) of the Investment Company Act to have the Securities and Exchange Commission so declare. If we do not receive exemptive relief, then we be required to register under the Investment Company Act.

Registration under the Investment Company Act would be inconsistent with our present business strategy and would have a material and adverse effect on our business, financial condition and operating results. Moreover, we might be subject to civil and criminal penalties for failure to register, certain of our contracts might be voidable and a court-appointed receiver could take control of our company and liquidate our business.

To avoid regulation under the Investment Company Act, we would have to (1) attempt to reduce our investment securities to less than 40% of our total assets, and (2) not hold ourselves out as primarily engaged in investment company activities. This reduction could be attempted in a number of ways, including the disposition of our investment securities and the acquisition of non-investment security assets. If we were required to sell investment securities, we may have to sell them sooner than we otherwise would. These sales may be at depressed prices, and we may not realize anticipated benefits from, or may incur losses on, these investments, with material adverse effect on our business, financial condition and operating results. Some investments may not be sold due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when we sell assets. We may also be unable to purchase additional investment securities that may be important to our operating strategy. If we decide to acquire non-investment security assets, we may not be able to identify and acquire suitable assets and businesses.

If we are deemed to be, and required to register as, an investment company, we will be forced to comply with the numerous and burdensome substantive requirements of the Investment Company Act, including:

     o limitations on our ability to borrow;

     o limitations on our capital structure;

     o restrictions on acquisition of equity interests in partner companies;

     o prohibitions on transactions with affiliates;

     o restrictions on specific investments; and

     o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy. As a result, our business, financial condition and operating results would be materially and adversely affected.

If we cannot compete in the financial services markets effectively, our
-----------------------------------------------------------------------
business will be adversely impacted.
------------------------------------
We compete against numerous companies that provide some combination of the equity and debt funding services which we provide. Many of these competitors have longer operating histories, greater brand name recognition, larger installed client bases, greater name recognition, more experience and significantly greater financial, technical, marketing and other resources than we do. We expect that competition from both private and public companies in our markets will intensify. Corporate strategic investors, including Fortune 500 and other significant companies, are developing Internet and technology strategies and capabilities. The barriers to entry for companies seeking to provide capital and other resources to entrepreneurs and their emerging technology companies are minimal. At any time, our current and potential competitors could increase their resource commitments to our markets. Among other adverse consequences, this competition may diminish our ability to identify, attract and develop relationships with new companies. As a result, our business, financial condition and operating results could be materially and adversely affected.

If we fail to identify successful companies to invest in, our business will be
------------------------------------------------------------------------------
harmed.
-------
Our success depends on our ability to identify opportunities to acquire equity or debt interests in companies that will become successful. If we have established or acquired equity interests in companies that fail to meet their projections or otherwise fail to generate income, our business, financial condition and operating results could be materially and adversely affected. Our management has sole and absolute discretion in identifying and selecting companies in which to acquire equity or debt interests. In making decisions to acquire equity interests in other companies, we will rely, in part, on financial projections developed by our management and the management of the target companies. These projections will be based on assumptions and subjective judgments that may prove to have been wrong.

Even if we identify a company that complements our strategy, we may be unable to acquire an interest in that company for many reasons, including:

     o our inability to agree on the terms of an investment in the company;

     o a lack of capital to acquire an interest in the company; and

     o incompatibility between our management and the management of the company.

The failure to acquire equity or debt interests in potential companies that we have identified could adversely affect our business, financial condition and operating results.

The companies that we invest in could make business decisions that are not in
-----------------------------------------------------------------------------
our best interests, or that we do not agree with, which could impair the value
------------------------------------------------------------------------------
of our strategic investment interests in those companies.
---------------------------------------------------------
Because we do not own a majority voting interest in any of the companies that we invest in, we do not have complete control over any of them. While we plan to make investments in the future, we will continue to acquire less than majority voting interests in most of those companies. Further, we may not maintain our current ownership levels in these companies if we sell portions of our interests in these companies or if the companies issue additional equity to other parties.

Our ownership of equity interests over which we do not exercise complete control involves additional risks that could cause our equity interests, and therefore our business, financial condition and operating results to be materially and adversely affected, including:

     o management having economic or business interests or objectives that are different than ours; and

     o companies in which we invest not taking our advice with respect to the financial or operating difficulties that they encounter.

Our inability to control the decisions made by companies that we invest in could prevent us from assisting them, financially or otherwise, or could prevent us from liquidating our investments in them at a time or at a price that is favorable to us. Additionally, to the extent we do not completely control them, the companies that we invest in may not act in ways that are consistent with our business strategy. These factors could hamper our ability to maximize returns on our equity interests, and cause us to recognize losses on our investments.

The companies that we invest in may be unable to protect their proprietary
--------------------------------------------------------------------------
rights or may infringe on the proprietary rights of others, which would harm our
--------------------------------------------------------------------------------
business.
---------
Because many of the companies that we may invest in operate, or will operate, their businesses through web sites and rely on hardware and software to conduct their respective businesses, proprietary rights, particularly in the form of trade secrets, copyrights and patents, will be critical to the success our partner companies and to the success of our business. If the companies that we may invest in incur costly litigation to defend or enforce their intellectual property rights, the expenses and losses incurred by them will increase, and their profits, if any, will decrease and our business, financial condition and operating results may be materially and adversely affected.

The actions that the companies that we may invest in take to protect their proprietary rights may be inadequate. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries and our strategic investment companies may be unable to control the dissemination of their content and products and use of their services due to the global nature of the Internet. Some of the companies that we may invest in may license content and technology which they include in their product or service offerings from third parties, and they could become subject to infringement actions as a result. In addition, third parties may claim that the companies that we may invest in have violated their intellectual property rights. To the extent that any of the companies that we may invest in violate a patent or other intellectual property right of a third party, it may be prevented from operating its business as planned, and it may be required to pay damages, to obtain a license, if available, to use the patent or other right or to use a non-infringing method, if possible, to accomplish its objectives. Any of these claims, with or without merit, could subject the companies that we may invest in to costly litigation and the diversion of their technical and management personnel.

Failure to develop and strengthen the Diversified Capital brand could adversely
-------------------------------------------------------------------------------
affect our business.
-------------------
We are in the initial stages of establishing our Diversified Capital brand. A single event involving client dissatisfaction could tarnish our perception as a whole despite our efforts to maintain and strengthen the Diversified Capital brand name. Consequently, the strategy adopted and expenses incurred by us may not result in a stronger brand.

Our business may suffer because some of our directors and officers have
-----------------------------------------------------------------------
potential conflicts of interest with our venture fund.
------------------------------------------------------
Some of our senior executive officers and directors have been actively involved in the investment decisions of Diversified Capital. These individuals may have conflicting fiduciary duties to our stockholders and the investors in Diversified Capital, including themselves in some cases. In addition, they may have conflicts between our interests and their own indirect personal financial interests in companies in which Diversified Capital has invested. We have not adopted a conflicts of interest policy to govern these situations and these conflicts of interest, particularly if exploited, may adversely impact our business.

Risks Particular to Our Custom Compact Disc Business
----------------------------------------------------

If we do not adapt to rapid technological change, our business will be adversely
--------------------------------------------------------------------------------
affected.
---------
Our success is highly dependent upon our ability to develop new and enhanced services, and related products that meet changing customer requirements. At present, our main product -- CDK(TM) -- is available and for sale to the public. Nonetheless, the market for our services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions. Our financial services line of business is not fully developed.

To remain successful, we must be responsive to new developments in hardware and semiconductor technology, operating systems, programming technology, computer capabilities, and financial services. In many instances, the new and enhanced services, products, and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services, and products. We may not successfully identify new service opportunities, and develop and bring new and enhanced services and related products to market in a timely manner; there can be no assurance that:

   o any of these services, products or technologies will develop or will be commercially successful, or that we will benefit from these developments, or

   o services, products, or technologies developed by others will not render our services, and related products noncompetitive or obsolete.

If we are unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced software, services, and related products do not achieve a significant degree of market acceptance, our business, operating results, and financial condition would be materially adversely affected.

We face intense competition in the compact disc development market
------------------------------------------------------------------
Portions of the online, custom compact disc market are becoming increasingly competitive. We expect in the coming years to face significant competition in all of our markets. We also expect new companies will emerge and compete for the same customers. In particular, we will continue to monitor expansion of high-speed, personal computer downloads of CDs.

We expect competition to increase from both established and emerging companies and that this increased competition will result in reduced revenues which could materially adversely affect our business, operating results, and financial condition. Moreover, our current and potential competitors, some of whom have significantly greater financial, technical, marketing, and other resources than we do, may respond more quickly than we do to new or emerging technologies or could expand to compete directly against us. Accordingly, it is possible that current or potential competitors could rapidly acquire significant market share. There can be no assurance that we will be able to compete against current or future competitors successfully or that competitive pressures faced by us will not have a material adverse effect on our business, operating results, and financial condition. Furthermore, the custom compact disc market could collapse.

We are dependent on certain key personnel.
------------------------------------------
Our success depends to a significant degree upon the continued contributions of Steven A. Horowitz, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of CDKnet.com, Inc., Managing Director of Diversified Capital Holdings, LLC and Chairman, Chief Executive Officer and Secretary of CDKnet, LLC. Our operations could be affected adversely if, for any reason, Mr. Horowitz ceased to be active in our management.

We may have difficulty in management of growth.
-----------------------------------------------
As we refine our business plan and diversify our operations, we may experience a period of rapid growth which could place a significant strain on our resources. Our ability to manage growth successfully will require us to continue to improve our operational, management and financial systems and controls as well as to optimize our work force. Following the Elbit ValueFlash transaction, we reduced our staff from 42 total employees to 4 employees for our combined operations. However, a significant increase in our customer base would necessitate the hiring of a significant number of additional customer service care and technical support personnel as well as computer software developers and technicians, qualified candidates for which, at the present time, are in short supply. We must manage relationships with a growing number of third parties as we seek to complement our service offerings and increase our sales efforts. Continued growth is likely to place a greater burden on our operating and financial systems as well as our senior management and other personnel. Existing and new members of management may not be able to improve existing systems and controls or implement new systems and controls in response to anticipated growth. Management of our operations in diverse locations may also complicate the task of managing our growth.

Because we depend upon a single site for our computer and communications
------------------------------------------------------------------------
systems, we are more vulnerable to the effects of natural disasters, computer
-----------------------------------------------------------------------------
viruses, and similar disruptions.
---------------------------------
The continued and uninterrupted performance of our computer system is critical to our success. Our ability to successfully provide our applications and high-quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. We maintain redundant systems for backup and disaster recovery. Despite these safeguards, we remain vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, terrorist acts and similar events. In addition, we do not, and may not in the future, carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of Internet security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins, and other disruptions which could lead to interruptions, delays, loss of data or the inability to process transactions.

We may fail to adequately protect our intellectual property and, therefore, lose
--------------------------------------------------------------------------------
our competitive advantage.
--------------------------
Our success depends upon our ability to maintain the proprietary nature of our software and the proprietary software of others with whom we have entered into software licensing agreements. If we fail to protect our proprietary rights, other companies might copy our technology and introduce products or services which compete with ours, without paying us for our technology. On April 4, 2000, we were issued U.S. Patent number 6,047,292 relating to the basic CDK technology. Our intellectual property counsel has filed a continuation application to separate the previously denied claims from the issued patent into a new application. We are still waiting for a response from the United States Patent and Trademark Office. If our applications are rejected or challenged, it could have a material adverse effect on our business, operating results and financial condition because we hold no other patents and rely on a combination of trade secrets and copyright laws, nondisclosure and other contractual agreements and technical measures to protect our rights in our proprietary technology. There can be no assurance that these laws will provide sufficient or complete protection to us, that others will not develop technologies that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our technologies without authorization. Policing unauthorized use of our proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given that we have operations in foreign countries and the fact that the laws of other countries may provide us little or no effective protection of our intellectual property against misappropriation.

Product defects can adversely affect our business.
--------------------------------------------------
The software products utilized by us could contain errors or "bugs" that may adversely affect the performance of services or damage a user's data. In addition, as we increase our share of the multisession, i.e., both audio and video, compact disc market, software reliability and security demands will increase. Attempts to limit our potential liability for warranty claims through limitation-of-liability provisions in our customer agreements. There can be no assurance that the measures taken by us will prove effective in limiting our exposure to warranty claims. Despite the existence of various security precautions, our computer infrastructure may be also vulnerable to viruses or similar disruptive problems caused by our customers or third parties gaining access to our processing system.

We have limited protection of proprietary technology and there is a risk of
---------------------------------------------------------------------------
third party claims.
-------------------
We regard some of our services as proprietary and rely primarily on a combination of patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements, and other intellectual property protection methods to protect our services. Existing intellectual property laws afford only limited protection, and it may be possible for unauthorized third parties to copy our services and related products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop services and related products that are substantially equivalent or superior to ours.

Our brand may not attain sufficient recognition.
------------------------------------------------
We believe that establishing, maintaining and enhancing our brand is a critical aspect of our efforts to develop and expand our business operations. The number of companies that offer competing services, many of which already have well-established brands in custom compact disc and financial services generally, increase the importance of establishing and maintaining brand name recognition. Promotion of our website and development of the CDK(TM) Technology will depend largely on our success in providing a high-quality online experience supported by a high level of customer service, which cannot be assured. To attract and retain online users, and to promote and maintain our website operations in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining a strong brand loyalty among our customers. If we are unable to provide high-quality services or customer support, or otherwise fail to promote and maintain the website, or if we incur excessive expenses in an attempt to promote and maintain the website, our business prospects, operating results and financial condition would be materially and adversely affected.

Our products may not meet our customers' standards.
---------------------------------------------------
Although we devote substantial resources to meeting our customers' demands, our products may, from time to time, contain errors. Such errors may result in loss of, or delay in, market acceptance of our products. Delays or difficulties associated with new product introductions or product enhancements could have a material adverse effect on our results of operations, financial condition or business.

                        RISKS PARTICULAR TO OUR INDUSTRY
                        --------------------------------

A significant part of our business depends on continued growth of electronic
----------------------------------------------------------------------------
commerce and communication.
---------------------------
A significant part of our revenues and profits, if any, will depend substantially upon the acceptance and use of the Internet and other online services as an effective medium of commerce by the target customers of Elbit. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. Acceptance and use of the Internet and other online services may not continue to develop at historical rates and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce or communication. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. For us to be successful, our clients must accept and use Elbit's VFlash(TM) messenger to communicate with their customers and to satisfy their online advertising needs.

In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of other reasons beyond our control, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet continues to experience significant expansion in the number of users and bandwidth growth requirements, the infrastructure for the Internet may be unable to support the demands placed upon it. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Internet.

We need to keep up with rapid technological changes that affect electronic
--------------------------------------------------------------------------
commerce.
---------
To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our online operations. The Internet and the electronic commerce industry are characterized by:

    o   Rapid technological change;
    o   Changes in user and customer requirements and preferences;
    o Frequent new product and service introductions embodying new technologies; and
    o   The emergence of new industry standards and practices.

The evolving nature of the Internet could render our proprietary technology and
-------------------------------------------------------------------------------
systems obsolete.
-----------------
To remain competitive, our success will depend, in part, on our ability to:

    o   License leading technologies useful in our business;
    o   Enhance our existing services;

    o Develop new services and technology that address the increasingly sophisticated and varied needs of our customers; and
    o Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of our website and other proprietary technology entails significant technical and business risks. We may not use new technologies effectively or adapt our proprietary technology to client requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner, in response to changing market conditions or customer requirements, our business, financial condition and results of operations could be seriously harmed.

We could face liability for information displayed on and communicated through
-----------------------------------------------------------------------------
our website.
------------
We may be subjected to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against Internet companies as well as print publications in the past. Based on links we provide to other websites, we could also be subjected to claims based upon online content which we do not control but which is accessible from our website. These claims could result in substantial costs and a diversion of our management's attention and resources.

Government regulation and legal uncertainties may affect our business.
----------------------------------------------------------------------
Only a small body of laws and regulations currently apply specifically to content of, access to, or commerce on, the Internet. It is possible that laws and regulations with respect to the Internet may be adopted by governments in any of the jurisdictions in which we can sell our products, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. The nature of future legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation could subject us and/or our customers to potential liability, which in turn could have a material adverse effect on our business, results of operations and financial condition.

In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations and financial condition.

Because our services are available over the Internet virtually worldwide, and because we facilitate sales by our customers to end users located in multiple provinces, states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state/province or that we have a permanent establishment in each of the foreign countries. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for failure to qualify and could result in the inability to enforce contracts in these jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by some foreign governments that could impose taxes on the sale of goods and services and other Internet activities. In October 1998, the Internet Tax Freedom Act was signed into law, placing a three year moratorium on new state and local taxes on e-commerce. While legislation to extend the moratorium are pending in Congress, there is no guarantee that the legislation will be enacted.

Moreover, it is possible that future laws imposing taxes or other regulations on e-commerce could substantially impair the growth of e-commerce and as a result have a negative effect on our business.

Electronic commerce is subject to security risks.
-------------------------------------------------
A fundamental requirement of electronic commerce and communications is the secure transmission of confidential information over public networks. We have developed our own encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, such as customer credit card numbers. We expect to maintain an extensive confidential database of customer profiles and transaction information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the methods used by us to protect customer transaction data. If any such compromise of our security were to occur, it could seriously harm our reputation, business, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.

We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent such security breaches may seriously harm our business, financial condition and results of operations.

                                 USE OF PROCEEDS
                                 ---------------

We will not realize any proceeds from the sale of the shares by the selling security holders. We have already received and are utilizing the proceeds and/or services received from the issuance of those shares, options, warrants and convertible debentures in our business and marketing.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

All securities to be registered pursuant to this prospectus will be sold by the selling security holders. See "Selling Security Holders." The shares may be offered and sold from time to time by any selling security holder. Each selling security holder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The shares will be sold by the selling security holders at market price or in negotiated transactions.


                            SELLING SECURITY HOLDERS
                            ------------------------

The following provides information with respect to each selling security holder:

The Blackmor Shares
-------------------
We are registering 100,000 shares of our common stock which we issued to The Blackmor Group on April 17, 2000 in exchange for consulting services regarding strategic management and growth of our business. The Blackmor Group has had no other material relationship with us since our inception. The Blackmor Shares represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Abbey Blatt Shares
------------------
We are registering 20,000 shares of our common stock which we issued to Abbey Blatt on March 28, 2000 at $.75 per share. Ms. Blatt is an individual investor and has had no material relationship with us since our inception. The Abbey Blatt Shares represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Energenic Shares
----------------
We are registering 100,000 shares of our common stock which we issued to Energenic, LLC on February 7, 2000 and October 29, 1999. The shares were issued in exchange for software development services provided to us. Energenic has no other material relationship with us. The Energenic Shares represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Cabaret Software Shares
-----------------------
We are registering an aggregate total of 60,000 shares of our common stock which we issued to Cabaret Software, Inc. on January 20, 2000, September 18, 1999 and August 10, 1999, in exchange for software related services valued at a total of

$50,000. Cabaret Software has no other material relationship with us. The Cabaret Software Shares represent less than one percent of our issued and outstanding Common Stock. See "Plan of Distribution."

Arcadia Shares
--------------
We are registering up to 500,000 shares of our common stock issuable upon the exercise of 500,000 options granted to Arcadia Marketing, Inc. to purchase our common stock at $1.69 per share that expire on May 4, 2005. Since May, 2000, Arcadia has served as marketers of our technology and products. Arcadia Marketing has had no other material relationship to us. If Arcadia Marketing were to exercise all of its options, it would own a total of 500,000 registered shares which would represent approximately 1.36% of our issued and outstanding common stock. See "Plan of Distribution."

Maggi Shares
------------
We are registering up to 30,000 shares of our common stock issuable upon the exercise of 30,000 options to purchase our common stock comprising: (1) 25,000 options at $1.00 per share and (2) 5,000 at $1.25 per share that expire on May 24, 2004 and May 24, 2002, respectively. The options were granted to Don Maggi on May 25, 1999. Maggi has no other material relationship with us. If Maggi were to exercise all of his options, he would own a total of 30,000 registered shares which would represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Stern Shares
------------
We are registering up to 15,000 shares of our common stock issuable upon the exercise of 15,000 one-year options exercisable at $1.00 per share to purchase our common stock that were granted to Ava Stern on May 12, 2000 and expire on May 12, 2001. Ava Stern provided public relations services to us through The Financial Relations Board based in New York. Stern has no other material relationship with us. If Stern were to exercise all of her options, she would own a total of 15,000 registered shares which would represent less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

TBA Shares
----------
We are registering up to 165,000 shares of our common stock issuable upon the exercise of options as follows: (1) 15,000 three-year options to purchase our common stock at $1.25 per share that were granted to T.B.A. Management Group, Inc. on May 24, 1999, and (2) 150,000 five-year options to purchase shares of our common stock issued on July 21, 2000 exercisable at $1.00 per share and expiring on September 30, 2004 to T.B.A. Network, Inc. pursuant to a Consulting Agreement dated August 1, 1999. The T.B.A. entities have provided consulting services to us since 1999. The T.B.A. entities have had no other material relationship to us. If the T.B.A. entities were to exercise all of their options, they would own a total of 165,000 registered shares which would be less than one percent of our issued and outstanding common stock. See "Plan of Distribution."

Bodek Shares
------------
We are registering 500,000 shares of our common stock which we issued to Erno and Rachel Bodek on January 6, 2000 at $.50 per share. The Bodeks are holders of our stock and have had no material relationship with us since our inception. The Bodeks own an additional 2,500,000 unregistered shares of our common stock for a total of 3,000,000 shares which represent 8.29% of our issued and outstanding common stock. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION
                              --------------------

All shares to be registered pursuant to this prospectus will be sold by the selling security holders. See "Selling Security Holders." The shares may be offered and sold from time-to-time by any selling security holder. Each selling security holder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sale may be made on the Over-the-Counter Bulletin Board, or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. In effecting sales, the selling security holders may use the services of broker-dealers. Such broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling security holder in amounts to be negotiated.

In offering the shares, the selling security holder and any broker-dealers who execute sales for the selling security holder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the selling security holder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. We have advised each selling security holder that during the time they are engaged in distribution of the securities covered by this Prospectus, they must comply with Rule 10b-5 and Regulation M under the Exchange Act and pursuant thereto:
(i) each must not engage in any stabilization activity in connection with our securities; (ii) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) each must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act Release 34-38067 (December 20, 1996). The selling security holders have been advised that they must coordinate their sales under this Prospectus with each other and us for purposes of Regulation M.

The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This offering will terminate on the earlier of (a) the date on which such selling security holder's shares may be resold pursuant to Rule 144 under the Securities Act; or (b) the date on which all shares offered have been sold by the selling security holder. There can be no assurance that the selling security holder will sell any or all of the shares of common stock offered.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

The following sets forth our directors and executive officers and key employees as of January 7, 2002, their respective ages, the year in which each was first elected or appointed a director, and any other office held by each director:

CDKnet.com, Inc.
----------------
NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------
Steven A. Horowitz         42        Chairman, Chief Executive    May 1998
                                     Officer, Chief Financial
                                     Officer and Secretary

Andrew J. Schenker         41        Director, President          May 1998;
                                                                  January 2002

Anthony J. Bonomo          42        Director                     May 1998


CDKnet, LLC
-----------
NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------
Steven A. Horowitz         42        Chairman, Chief Financial     May 1998
                                     Officer, and Secretary

Don Hegarty                32        Chief Technical Officer      July 2000


Diversified Capital
Holdings, LLC
-------------

NAME OF DIRECTOR/          AGE       POSITION HELD                DATE ELECTED
OFFICER                                                           OR APPOINTED
--------------------------------------------------------------------------------
Steven A. Horowitz         42        Managing Director          August 2001



                              FAMILY RELATIONSHIPS
                              --------------------

No family relationship exists between or among any of our directors, executive officers, and significant employees, as defined below, or any person contemplated to become such.

                               BUSINESS EXPERIENCE
                               -------------------

STEVEN A. HOROWITZ - Chairman, Chief Executive Officer, Chief Financial Officer and Secretary, CDKnet.com, Inc.; Chairman, Chief Financial Officer and Secretary of CDKnet, LLC; and Managing Director, Diversified Capital Holdings, LLC.

Mr. Horowitz has served as Chairman of the Board of Directors and Secretary of CDKnet.com since May 1998, has served as Chief Financial Officer since October 1999, and has served as the managing member of Creative Technology since October, 1998. In August 2001, he became Managing Director of Diversified Capital. Since April 1, 2000, he has served as a partner in Moritt, Hock, Hamroff & Horowitz, LLP, a Garden City, New York-based law firm. From October 1, 1991 to March 2000, he was the founding principal of Horowitz, Mencher, Klosowski, & Nestler, P.C., a Garden

City, New York-based law firm. Mr. Horowitz holds a degree from Hofstra University School of Law and a Master of Business Administration degree in Accounting from Hofstra University School of Business. Mr. Horowitz is an Adjunct Professor of Law at Hofstra University School of Law. In 1986 and 1987, Mr. Horowitz was Director of Taxes for Symbol Technologies, Inc., a New York Stock Exchange corporation. Mr. Horowitz is a member of the American Bar Association and the New York State Bar Association.

ANTHONY J. BONOMO - Director, CDKnet.com, Inc.

Mr. Bonomo has served as a director of CDKnet.com since June, 1998. He has, since 1986, served in various executive capacities at Administrators for the Professions, Inc., the Physicians' Reciprocal Insurers, one of the largest medical malpractice carriers in New York State, including Executive Vice President and Chief Operating Officer from 1993 to 1995 and President from 1995 to the present. Mr. Bonomo is a member of the New York State Bar and serves as a board member of several charitable associations and foundations.

ANDREW J. SCHENKER - Director and President, CDKnet.com, Inc.

Mr. Schenker was appointed President of CDKnet.com, Inc. on January 3, 2002. He became a director of CDKnet.com in May, 1998. He recently stepped down from his position as the General Manager for Education Marketing-Worldwide at Symbol Technologies, Inc. a manufacturer and world leader in bar-code based data transaction systems based in Holbrook, New York to concentrate on entrepreneurial opportunities. Since November 1986, he has held several financial management positions at Symbol Technologies, Inc., most recently at the position described above. He is also the trustee for several trusts and a public foundation, as well as an executive committee member of the Smithtown School District Industry Advisory Board.

DON HEGARTY - Chief Technical Officer, CDKnet, LLC

Don Hegarty joined CDKnet in 1999. He is responsible for CDK software development, overall website management, and the automated robotic processes behind the Mixfactory.com websites. His duties also include maintaining the order fulfillment system, programming new automation, and managing the customer support staff. Prior to joining CDKnet he was Director of CD production at MY-CD.com, a Bandai company. There he worked on creating one of the first customized CD sites on the Internet. Prior to that, he lead programming for Market Growth Resources, A True North Company, on many projects including Tropicana, Duracell, and Mastercard. Mr. Hegarty has also worked for the Library of Congress in creating a database system to track both Braille books and books on tape for thousands of users across the United States. Mr. Hegarty has a B.S. in Computer Science from Manhattan College.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN NON-MANAGEMENT BENEFICIAL OWNERS

The following are our non-management, beneficial owners of more than 5 percent of the outstanding shares amount of our common stock, $.001 par value, as of January 7, 2002:

Name and Address of                    Amount and Nature            Percent of
Beneficial Stockholder                 of Beneficial Ownership      Class (1)(2)
----------------------                 -----------------------      ------------

Masaki Hashimoto                           7,368,421                   20.36%
2-3-35 Nighizaka Tsushima
Okayama City, Okayama Japan

Erno and Rachel Bodek                      3,000,000                    8.29%
c/o Victoria Sales Corporation
541 West 21st Street
New York, New York 10011

Beneficial Owners as a group (3)          10,368,421                   28.65%
--------------------------------
Notes to table of non-management beneficial shareholders

(1) There were 36,196,267 shares of common stock outstanding as of January 7, 2002.

(2) Except as described in footnote (3) below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes.

(3) As set forth in this table, there are 2 individuals or entities who are not members of our management each of whom individually owns 5% or more of our common stock. In addition to these individuals, there is a large group of individuals who may constitute beneficial owners of our common stock pursuant to the terms of a Stockholders Agreement dated May 7, 1998. Under the Stockholder's Agreement, its 35 signatories are required to vote their respective shares of stock identified in the

         Agreement as a class under certain circumstances. The names of the 35 signatories and their respective ownership interests are incorporated by reference in Exhibit 99.1 of this document. As a result, the signatories as a group may constitute beneficial owners of our common stock although only a few individually owns more than 5% of our common stock. The voting and certain other provisions of the Stockholders Agreement have been rescinded by 16 of the signatories to the Shareholders Agreement. We believe it is the position of the signatories to the Stockholders Agreement that they do not constitute a "group" as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended. The rescindment will not become effective until all 35 shareholders execute the Stockholders' Agreement. Further, under the terms of the Agreement, it will terminate upon our filing an effective initial public offering with the Commission. We consider our Form 10-SB, as amended, filed on October 7, 1999 (File No. 0-27587) which became effective on December 7, 1999, to be an initial public offering. Therefore, we believe that the Agreement terminated on its own terms on December 7, 1999.

                        SECURITY OWNERSHIP OF MANAGEMENT
                        --------------------------------

The following table sets forth information with respect to the share ownership of our common stock, $.001 par value, by our officers and directors, both individually and as a group, and by the record and/or beneficial owners of more than 5 percent of the outstanding amount of such stock as of January 7, 2002:


                SHARES OF COMMON STOCK OWNED BENEFICIALLY AND OF
                              RECORD BY MANAGEMENT


Name and Address          Amount and Nature         Percent of
of Beneficial Owner       of Beneficial Ownership   Class(1)(2)
-------------------       -----------------------   ----------

Steven A. Horowitz              3,303,925(3)          8.75%
c/o 250 West 57th Street
Suite 1101
New York, NY  10019

Andrew J. Schenker                493,122(4)          1.36%
c/o 250 West 57th Street
Suite 1101
New York, NY  10019

Anthony J. Bonomo                 350,000(5)          *
c/o 250 West 57th Street
Suite 1101
New York, NY  10019

Don Hegarty                        50,000(6)          *
c/o 250 West 57th Street
Suite 1101
New York, NY  10019

All officers and directors      4,197,047(7)         11.02%
as a group (10 persons)

---------------------------------------
* Denotes less than 1%

Notes to table of beneficial shareholders

(1) There were 36,196,267 shares of common stock outstanding as of January 7, 2002. This table does not include options to purchase shares of our common stock under the Plan held by Mr. Israel Hersh, the former President of CDKnet, LLC. Mr. Hersh resigned effective January 1, 2001. This table also does not include options of Messrs. Bar-Lavi and Shur who resigned effective June 13, 2001. All of the Plan options held by Messrs. Hersh, Bar-Lavi and Shur expired upon their respective resignations.

(2) Except for the limitations set forth in the Stockholders Agreement dated May 7, 1998, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes. See Exhibit 4.2.

(3) Mr. Horowitz is our Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer and Secretary. This figure does not include 150,000 warrants issued to Horowitz, Mencher, Klosowski & Nestler P.C., a law firm formerly controlled by Mr. Horowitz, in connection with a loan and loan extension. Of the 3,332,496 shares attributed to Mr. Horowitz in the table, 30,000 shares are owned by his wife, Katherine Horowitz, 10,000 are held by Mr. Horowitz c/f Daniel Horowitz UGMA NY and 10,000 are held by Mr. Horowitz c/f Joshua D. Horowitz UGMA NY. This table also includes 750,000 two-year warrants to purchase common stock at the exercise price of $0.20 per share and 800,000 two-year options to purchase common stock at the exercise price of $0.50 per share.

(4) This table includes options to purchase 50,000 shares of our common stock under the Plan and options to purchase 100,000 shares of common stock at $0.20 per share outside of the plan. Mr. Schenker is President of CDKnet.com, Inc. and is also one of our directors.

(5) This table includes options to purchase 50,000 shares of our common stock under the Plan and options to purchase 100,000 shares of common stock at $0.20 per share outside of the plan. Mr. Bonomo is one of our directors.

(6) This table includes 50,000 options to purchase common stock at $1.00 per share under the Plan.

(7) Includes all stock options to purchase 1,150,000 shares of common stock and 750,000 warrants owned by officers and directors.

2.    INDEBTEDNESS OF MANAGEMENT

No member of our management is or has been indebted to us. No director or executive officer is personally liable for repayment of amounts advanced or any financing received by us.

3.    PROMOTERS

None.


                            DESCRIPTION OF SECURITIES
                            -------------------------
Common Stock
------------
We are authorized to issue 40,000,000 shares of common stock of $0.0001 par value, per share. Each share of our common stock, when fully paid for, will be validly issued and outstanding, is entitled to one vote on all matters to be voted on by shareholders, is entitled to equal dividends when and as declared by the Board of Directors from funds legally available therefore, and is entitled to a pro rata share of our net assets in the event of dissolution, liquidation or winding up of our operations.

Preferred Stock
---------------
We are authorized to issue 5,000,000 shares of preferred stock. The authorization to issue preferred shares was made by a resolution of the Board of Directors and was voted upon by the shareholders. Our preferred stock may be issued from time-to-time, by resolution or resolutions of the Board of Directors, in one or more series. While each series of preferred stock may be assigned different rights, conversion rights, redemption rights, liquidation rights, voting rights and rights regarding sinking fund or redemption or purchase accounts, all of the shares of each series shall be identical in all respects to the other shares of such series.

Series A Preferred Stock
------------------------
Our Series A Preferred Stock is convertible into common stock. It has voting rights and ranks as follows with respect to dividend rights and rights upon liquidation, winding up and dissolution: (a) senior to any other series of Preferred Stock (except as established by the Board of Directors), (b) on parity with any other series of Preferred Stock established by the Board of Directors, and (c) prior to any other of our equity securities, including our common stock. There are currently 1,390,000 shares of our Series A Preferred Stock issued and outstanding.

Stockholders' Agreement
-----------------------
We entered into a Stockholders' Agreement with a group of shareholders on May 7, 1998 which sets forth their agreement regarding the disposition of specified shares of our common stock. The agreement provides for a right of first refusal, initially to the non-selling shareholders and secondarily to us on the same terms and conditions as any bona fide third party offer and also requires a 100% disposition of the selling shareholder's interest. Excluded from this provision are transfers to family members or trusts for the benefit of family members or in the event of death. Furthermore, the shareholders agreed to sell and/or transfer their stock pursuant to the terms of any bonafide third party offer to acquire not less than a majority of our outstanding stock or to merge with us. The shareholders agreed to vote for Steven A. Horowitz as a director until such time as he resigned from the position. However, 16 of the 35 signatories to the agreement have signed an amendment to the agreement rescinding the voting and certain other provisions of the agreement and we anticipate obtaining the remaining signatures in the near term. The rescindment will not become effective until all 35 shareholders execute the Stockholders' Agreement. See Exhibit 4.2. Further, under the terms of the agreement, it will terminate upon our filing an effective initial public offering with the Commission. We consider our Form 10-SB, as amended, which became effective on December 7, 1999, to be an initial public offering. Therefore, we believe that the Agreement terminated on its own terms on December 7, 1999.

                             REPORTS TO SHAREHOLDERS
                             -----------------------

We intend to furnish our shareholders with annual reports of our operations, containing financial statements. We will also file annual and quarterly reports as required by the Securities Exchange Act of 1934, as amended.


                                 TRANSFER AGENT
                                 --------------

Our transfer agent is Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, (801) 272-9294.


                              AVAILABLE INFORMATION
                              ---------------------

We are subject to the reporting requirements of the Securities Exchange Act of 1934 by virtue of the fact that on October 7, 1999 we filed a Registration Statement on Form 10-SB -- together with all amendments and exhibits -- with the Commission (File No. 0-27587). Our Form 10-SB became effective on December 7, 1999. This prospectus, together with all attached amendments and exhibits, is filed under the Securities Act of 1933, as amended, with respect to the shares of common stock offered.

A copy of our filings with the Commission may be inspected by anyone without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of our filings may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in Chicago, Illinois, upon the payment of the fees prescribed by the Commission. Our filings are also available through the Commission's Web site at the following address: http://www.sec.gov.

                                  LEGAL MATTERS
                                  -------------

The validity of the securities offered hereby will be passed upon for us by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

                                     EXPERTS
                                     -------

Our financial statements as of June 30, 2001 and for the year then ended included in this Prospectus have been included in reliance upon the report of Radin Glass & Co., independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
              ----------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------

            Our executive offices are located at 250 West 57th Street, Suite 1101, New York, New York 10019. The following is a chronology of our corporate history:

            On August 20, 1997, Creative Technology, LLC, a limited liability company organized under the laws of the State of New York, was formed to operate technology related enterprises for the development and sale of computer technology and software. Creative Technology began operations on October 1, 1997.

            On or around October 1, 1997, Technology Applications, LLC, a limited liability company organized under the laws of the State of New York, was formed to operate technology related enterprises for the development and sale of computer technology and software.

            In October 1997, Creative Technology contributed capital of approximately $1,100,000 and subordinated loans of $400,000 in exchange for a 40% interest and voting control in Technology Applications. The operating agreement for Technology Application provided that Creative Technology would control the management committee.

            Kelly Music and Entertainment Corp., a Delaware corporation, was founded in 1995 to operate technology related enterprises for the development and sale of computer technology and software. In October 1997, Kelly Music contributed all of its intellectual property (which forms the core of the majority of our products and fixed assets) to Technology Applications in exchange for a 40% ownership interest in Technology Applications valued at $1,500,000. Kelly Music received its 40% ownership interest directly from

Technology Applications in consideration for Kelly Music's contribution of intellectual property to Technology Applications.

            In October 1997, Alvin Pock and Robert Kelly, both principals of Kelly Music, contributed to Technology Applications notes of Kelly Music (some of which were collateralized). In exchange, Pock and Kelly received ownership interests in Technology Applications of 12.5% and 7.5% respectively.

            On February 4, 1998, Technology Applications changed its name to CDKnet, LLC. On May 7, 1998, Technology Horizons Corp. was formed as a Delaware corporation to operate technology related enterprises for the development and sale of computer technology and software. On that same day, Technology Horizons purchased 100% of the ownership interests of Creative Technology in exchange for 6,000,000 shares of Technology Horizons common stock, acquiring Creative Technology as a wholly owned subsidiary.

            On May 21, 1998, Technology Horizons merged with International Pizza Group, Inc., a Florida corporation that was inactive but had its common stock traded on the Over-the-Counter Bulletin Board under the symbol "IPZZ." As a result of the merger, Technology Horizons acquired the net assets of International Pizza and began trading on the Over-the-Counter Bulletin Board on May 21, 1998, under the symbol "THCX."

            On June 2, 1998, Creative Technology, Kelly Music, Pock, Kelly and CDKnet, LLC agreed to convert $280,766 and $93,750 of debt which CDKnet, LLC owed to Creative Technology and Pock into additional ownership interests of 8% and 2.5%, respectively. Accordingly, the ownership interests of Kelly Music and Kelly were reduced to reflect the increased ownership of Creative Technology and Pock.

            Following this debt conversion, the ownership of CDKnet, LLC was as follows: Creative Technology 48%, Pock 15%, Kelly 5.85% and Kelly Music 31.15%. By agreement dated June 3, 1998 Creative Technology, Kelly Music, Pock, Kelly and CDKnet, LLC, CDKnet, LLC, agreed that $800,000 in advances from CDKnet, LLC to Kelly Music were to be used to reduce Kelly Music's membership interest in CDKnet, LLC by 5%, thereby increasing the combined ownership of Pock, Kelly and Creative Technology by an aggregate of 5%. Following this transaction, the ownership of CDKnet, LLC was as follows: Creative Technology 51.5%, Pock 16.1%, Kelly 6.25% and Kelly Music 26.15%.

            Additionally, by agreements dated June 3, 1998, Technology Horizons acquired Kelly and Pock's 6.25% and 16.1% interests in CDKnet, LLC issuing in exchange 363,636 and 936,727 common shares of Technology Horizons, to Kelly and Pock, respectively. Following these transactions, Technology Horizons held a 22.35% direct ownership interest in CDKnet, LLC bringing its total direct and indirect ownership to 73.85%.

            On July 8, 1998, Technology Horizons entered into an agreement that was subsequently amended to purchase Kelly Music's remaining 26.15% ownership interest in CDKnet, LLC for $5,171,122, payable in a combination of 1,883,635 common shares of Technology Horizons and debt retirement of $600,000 in notes, and a cash payment of $65,000 raising Technology Horizons' direct interest in CDKnet, LLC to 48.5%. Creative Technology held the remaining 51.5%.

            On December 16, 1998, Technology Horizons changed its name to CDKNET.COM, INC. and, on December 18, 1998, began trading on the Over-the-Counter Bulletin Board under the symbol of "CDKX".

            On October 7, 1999, we were deleted from the Over-the-Counter Bulletin Board until our Registration Statement on Form 10-SB, as amended, completed the U.S. Securities and Exchange Commission's ("Commission") comment process. We were re-instated on the Bulletin Board in April 2000.

            On January 13, 2000, we created ValueFlash.com Incorporated, a Delaware corporation. On June 13, 2001, we sold substantially all of the assets and business of ValueFlash to Elbit Limited (NASDAQ: ELBT), a corporation organized under the laws of Israel, and its subsidiaries (collectively, "Elbit") for $3.5 million plus the assumption of liabilities and forgiveness of indebtedness. Pursuant to the terms of the sale, on July 13, 2001, we changed the name of ValueFlash.com Incorporated to CDK Financial Corp. We continue to maintain a business relationship with Elbit (the owner of the VFlash(TM) technology) pursuant to a Technology and License Agreement between Elbit and us that provides for the distribution by Elbit of CDKnet, LLC's multimedia compact discs. Currently, our ownership in CDK Financial Corp. consists of 8,500,000 shares, or 80.76%, of the outstanding common stock and 2,500,000 options. The remaining shareholders of CDK Financial Corp. are: Alvin Pock, 75,000 shares; AMRO International, S.A., 425,000; Austost Anstalt Schaan, 100,000 shares; Balmore Funds, S.A., 100,000 shares; Mabcrown, Inc., 500,000 shares; Aizik Wolf, 50,000 shares; Incentive Management, Inc., 175,000 shares; ValueFlash Corporation PTE Ltd., 500,000 shares; David Wolf, 100,000 shares; and Steven A. Horowitz, 800,000 options.

            On August 2, 2001, we formed a fund and money management subsidiary, Azure Capital Holdings, LLC ("Azure"), to perform financial services for other customers. Azure is a limited liability company organized under the laws of Delaware. We initially owned 60% of Azure. On December 14, 2001, we purchased the remaining 40% of Azure from George Sandhu. We now own 100% of Azure. On December 19, 2001, we changed the name of Azure to Diversified Capital Holdings, LLC.

            In addition to our interest in CDK Financial Corp. and Diversified Capital Holdings, we currently have two wholly-owned subsidiaries: Creative Technology and CDKnet, LLC. We directly own 100% of Creative Technology and 48.5% of CDKnet, LLC. Creative Technology owns the remaining 51.5% ownership interest of CDKnet, LLC, giving us an indirect 100% ownership interest of CDKnet, LLC. We conduct our business through both CDKnet, LLC and Diversified Capital. Our executive office as well as our manufacturing, research and development are conducted out of our office located at 250 West 57th Street, Suite 1101, New York, New York 10019. We can be reached at our principal offices by telephone at 212-547-6050 or through our website at: WWW.CDKNET.COM.


                             DESCRIPTION OF BUSINESS
                             -----------------------
1.       OUR COMPANY
         -----------
         CDKnet.com, Inc. is a holding company incorporated in the State of Delaware. Prior to June 2001, our business was conducted through our two subsidiaries: CDKnet, LLC and ValueFlash.com Incorporated. CDKnet, LLC provides proprietary convergence technology that links audio, video and the worldwide web on standard compact discs. ValueFlash provided proprietary, non-intrusive, highly targeted e-messaging (which we called "Vflash(TM)") that enabled our clients to communicate directly with their customers on a real-time basis. On June 13, 2001, we consummated the sale of substantially all of the assets and business of ValueFlash to Elbit Limited (NASDAQ: ELBT) and its subsidiaries (collectively, "Elbit") for $3.5 million in cash plus the assumption of liabilities and forgiveness of indebtedness. In connection with the sale, we changed the name of ValueFlash.com Incorporated to CDK Financial Corp.

         Since June 2001, we have revised our business plan. We now pursue two lines of business: (1) custom compact discs through our subsidiary, CDKnet, LLC, and (2) financial services through the creation of new subsidiaries and private equity investments. On August 2, 2001, we formed Diversified Capital Holdings, LLC (F/K/A Azure Capital Holdings, LLC) ("Diversified Capital"), a fund and money management subsidiary, that will serve as the initial stage of our financial services line of business.

         Our audited financial statements for fiscal year 2001 the period July 1, 2000 to June 30, 2001, reflect a net loss of $7,372,000 to common stockholders on net revenues of $5,874,000 compared to a net loss of $7,118,000 on revenues of $345,000 in the fiscal year ended June 30, 2001. Revenue generated from ValueFlash in fiscal 2001 and 2000 was $5,419,000 and $153,000, respectively. with the sale of our interest in ValueFlash, we expect to have lower production costs and lower overhead that will provide us with the means to be profitable in our remaining technology business while developing the new financial services elements of our business.

         As a result of the sale of ValueFlash, we were left with approximately $3.0 million in cash and escrow receivables, under $1.4 million in liabilities and a royalty producing license based on our CDK(TM) technology platforms.

         Our common stock, $.0001 par value, is quoted on the Over-the-Counter Bulletin Board. As of January 7, 2002, we had 36,196,267 shares of common stock issued and outstanding. Of these shares, 2,153,925 shares are restricted stock owned by our directors and key employees. The remaining 34,042,342 shares are owned by approximately 124 shareholders, 2 of whom we believe hold more than five percent (5%) ownership of our common stock.

         On August 14, 2001, we completed our first private equity investment in Eascent, LLC, a New York limited liability corporation, engaged in the import, export, and distribution of new products and technologies between the United States and Eastern and Central Europe. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years. Our investment in Eascent was part of the implementation of our new business strategy. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Eascent.

         On October 4, 2001, we completed an equity investment in Optical Systems, LLC, a New York limited liability corporation, engaged in the design and development of optoelectronic devices for the marine safety marketplace. Effective October 19, 2001, Optical Systems LLC merged with Optical Systems Inc., a Delaware corporation formed for such purpose. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Optical Systems and
(2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Our investment in Optical Systems was part of our continued implementation of our new business strategy to develop our financial services operations. Steven
A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Optical Systems, Inc.

         CDKnet, LLC
         -----------
         Our subsidiary CDKnet, LLC, a New York limited liability company, formed in October 1997, has developed a unique multimedia technology, CDK(TM), integrating audio, video and Internet connectivity on a standard compact disc. Our MixFactory(TM) system, an extension of the core CDK(TM) technology, enables users to create their own personalized multimedia compact discs from a web site. These custom compact discs include full-screen, full-motion video, Red Book (digital standard) audio and targeted web links. The media components are presented through CDKnet, LLC's proprietary media players that have been developed for ease of use and functionality.

         The CDKnet, LLC business model has been revised and is now based on two revenue streams. The first revenue stream is from development and use fees for client-specific CDKs(TM). During most of fiscal year 2001, we leveraged the marketing opportunity offered by the Vflash(TM) technology by presenting CDK 2.0(TM) client specific compact discs (CDK's) as the logical distribution method for the Vflash(TM) messenger in the form of commercially sold or promotionally distributed compact discs. On June 13, 2001, however, we sold substantially all of the business and assets of ValueFlash to Elbit. Pursuant to the sale, we entered into a technology and license agreement with Elbit, whereby we agreed to provide CDKs(TM) to Elbit in return for royalty fees and per disc production fees.

         We placed emphasis on research and development throughout fiscal 2001. The new version of our product, CDK 3.0, was launched this year. Since that time, we have generated revenue through client-specific CDK 3.0 discs for Maverick Records, WorldWest Communications, and Raval Media, Ford, IBM, Blockbuster, EMI and NBC. Our second revenue stream is from the sale of custom compact discs. Custom compact disc sales, which were minimal in fiscal 2000, increased in fiscal 2001.

         Diversified Capital Holdings, LLC
         ---------------------------------
         Our subsidiary, Diversified Capital (F/K/A Azure Capital Holdings,
LLC), was established on August 2, 2001. It is in the development stage and has not had significant operations to date. We anticipate that Diversified Capital will serve as the centerpiece of our financial services operations as we develop our financial services line of business for the small and medium sized corporate markets. Since its inception, Diversified Capital has made the following investmetns in private companies:

         In September 2001, Diversified Capital loaned $500,000 to DBS Industries under a convertible debenture and received 250,000 2-year warrants to purchase common stock of DBS at $1.09 per share. This debenture bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price).

         On November 30, 2001, Diversified Capital loaned $100,000 to eClubsworldwide, Inc., a Delaware corporation, under a convertible debenture and received 2,000,000 2-year warrants to purchase common stock in eClubsworldwide at $0.0375 per share. This debenture bears interest at 6% per annum and is convertible at the lower of $0.0345 (the Fixed Conversion Price) or a variable conversion price depending upon certain events.

2.       OUR INDUSTRY
         ------------

         THE CUSTOM CD MARKET
         --------------------

         A. INDUSTRY OVERVIEW
            -----------------
            Internet usage has increased dramatically in the last decade. As a result, many new personal and commercial applications have been developed for Internet users and, increasingly, consumers are conducting business through Internet applications. We believe that web-connected multimedia compact discs will be one of the next significant applications of the Internet. Web-connected, multimedia compact discs contain audio, video and HTML (or, HyperText Markup Language, the underlying "code" for web pages) all navigable by a standard web browser. Our CDK(TM) technology forms the foundation multimedia for CD-ROM authoring, production, and custom online compilations. Further, our CDK(TM) technology provides an outstanding platform for the dissemination of Elbit's Vflash messenger.

         We believe there is strong market potential for CDK(TM) technology across various industries. Target industries include:

         -- Entertainment (music, movies, TV)          -- Toys/Games
         -- Travel & Tourism                           -- Fashion
         -- Professional Sports                        -- Food/Cooking
         -- Financial Services                         -- Automotive
         -- Education                                  -- HealthCare

         We believe that the industry will become more competitive. Our inability to compete in the market could have a material effect on our business operations.

         B. COMPETITION
            -----------
            While other companies have the potential to develop web-based, audio and video, custom compact discs, we believe that none offer the economic, development or quality advantages of our CDK(TM) technology. We believe that there are four main companies currently offering custom audio compact disc development. These companies are Customdisc.com, Amplified.com, and K-Tel.com. However, we believe that none of these companies offer custom audio and video compact disc development. In an effort to further secure a strong position in the marketplace, CDKnet, LLC has submitted patent requests for certain aspects of our technology. Finally, we believe that other companies, including established Internet companies, software companies and companies in the entertainment business could enter this business and become competitors.

         THE FINANCIAL SERVICES MARKET
         -----------------------------
         We are actively seeking opportunities to finance companies with well developed, comprehensive business plans that reflect high growth potential and low burn rates. We intend to build a portfolio of these types of companies and help them grow with strategic planning, assistance with the development of management, and the provisions of additional financing through their network of strategic financial partners (including investment banking and possible direct public offerings).


3.       OUR PRODUCTS AND SERVICES
         -------------------------
         We have developed and are marketing the following products and services:

         CDK(TM) TECHNOLOGY
         ------------------
         CDK(TM) technology combines the following through a browser interface:

         o compact disc digital audio (i.e., audio tracks that are playable on both home stereo systems and personal computers);
         o full-screen video; and
         o integrated web links.

         A browser interface is the main interface page that is presented when the compact disc is placed in a personal computer. Our technology allows video playback at the full-screen size of the video monitor and at full-motion which is the industry standard of 30 frames per second. The browser interface also allows easy linking to other web sites through the CDK(TM) interface page.

         The CDK(TM) HTML authoring system -- the process for creating web pages -- is used by CDKnet, LLC to produce custom HTML interface pages for specific clients in about a day. We have proprietary techniques for creating full-motion, full-screen video playback from using a compact disc. Any user with a PC of at least 166MHZ or Macintosh G3 should be able to play our custom audio and video compact discs.

         CDK(TM) has been engineered to offer compatibility with the majority of CD-ROM drives on the market. We believe that we have achieved a high level of reliability, as evidenced by extensive testing and major CDK(TM) releases, and we believe this reliability will provide a major competitive advantage over other multisession (i.e., both audio and video) compact discs in the market. Additionally, the CDK(TM) system is engineered for mass-production. The integration of the complete file structure of the CDK(TM) is automated. Audio, video and HTML assets can be placed in the production templates created by us for a fast turn-around time for the creation of CDKs.

         FINANCIAL SERVICES
         ------------------
         Diversified Capital is in the development stage and has not had significant operations to date. To date, we have made (either through Diversified Capital or our parent company) equity investments and/or loans to four companies: Eascent, LLC; DBS

Industries; Optical Systems, LLC; and eClubsworldwide, Inc. The details of these transactions are further discussed in this prospectus in sections "Description of Business" and in "Management's Discussion and Analysis or Plan of Operation." As we refine our business plan, we expect Diversified Capital to offer a variety of products and services to the small and medium corporate market.

4.       RESEARCH & DEVELOPMENT
         ----------------------
         Through the fiscal year ending June 30, 2001, we expended $225,000 on research and development of our products and services. During the fiscal year ending June 30, 2000, we expended approximately $164,000 on research and development. We are continuing development of the newly released CDK(TM) 3.0 technology.

         During the fiscal year ending June 30, 2001, we continued to enhance the value of our product/service offerings through ongoing research and development efforts. Specifically, we are engaged in the following internal projects:

         o Development of our financial services line of business.

         o Development of CDK(TM) 2.0 version featuring Macintosh compatibility, a reduced installation set as well as improved video performance.

         o Development of CDK(TM) 3.0 version featuring video encryption, international language capabilities, and greater flexibility to alter the look, feel and function. We have also developed the "Game Installer" which allows browser-based installation of any software product from a CDK multimedia compact disc. This version was released in March, 2001.


5.       SALES AND MARKETING
         -------------------

         A. CDKnet, LLC
            -----------
            The primary marketing objective for CDKnet, LLC is to establish CDK(TM) technology as the standard for integrating digital audio, full-screen/ full-motion video and Web links on a standard compact disc. CDK(TM) technology provides clients with the ability to distribute information and multimedia content to their existing and potential customer base. Additionally, our client-specific CDKs(TM) will continue to serve Elbit's Vflash(TM) messenger clients pursuant to the technology licensing agreement we have with Elbit.

            CDKnet, LLC will continue to capitalize on the market opportunity presented by Elbit's VFlash(TM) Messenger by providing Elbit's clients with Web-connected multimedia compact disc (CDKs) that serve as an efficient distribution mechanism for the Vflash(TM) application. Additionally, CDKnet, LLC will continue to provide multimedia compact disc production to clients who are interested in developing compact disc-based marketing programs but who may not be candidates for a full-fledged Vflash(TM) program.

         B. Diversified Capital Holdings
            ----------------------------
            We are in the process of developing our sales and marketing strategy for Diversified Capital. To date, sales and marketing have been conducted by word-of-mouth and our existing business contacts.


6.       PLAN OF OPERATION
         -----------------
         Our operational plan for fiscal year 2001 included: (1) moving custom, multimedia compact disc operations (i.e., MixFactory(TM)) to a higher volume, lower rent production environment; (2) forming strategic alliances with a digital video services company to meet increasing demand for these services;
(3) signing up MixFactory(TM) partner sites across various industries; and
(4) develop the Vflash(TM) technology and product and begin marketing. We achieved all of the goals.

         Our operational plan for fiscal 2002 anticipates that Elbit's Vflash(TM) Messenger will continue to be a major factor in the revenue and business growth of CDKnet, LLC. Also, CDKnet, LLC will continue to focus on generating revenue from the sale of client specific compact discs, and development of our financial services line of business through Diversified Capital.

         Although we do not expect our costs to be nearly as high as those incurred for our former subsidiary, ValueFlash, our costs during fiscal 2002 are projected to increase to support our growing operations, clients, and subscribers.

         For more information, see "Management's Discussion and Analysis or Plan of Operation."

         C. MATERIAL AGREEMENTS
            -------------------
            We consider the following agreements to be material to our ability to provide our customers with our products and services:

         o Technology and Licensing Agreement between CDKnet.com, Inc., Elbit Limited and Elbit VFlash Inc. dated June 13, 2001, under which the parties agreed that for an initial 3-year period, we shall provide CDKs(TM) for Elbit in return for disc mastering fees and per disc production fees. Pursuant to the Agreement, the Licensees are entitled to make such improvements, derivatives and applications from our CDK(TM) technology as they may provided that they are used solely in the developing, marketing and selling of mechanisms for desk-top messaging. The Licensees shall also have the right to protect such improvements to, derivatives from, or applications to, our CDK(TM) technology by registering the same through patent, copyright, trademark applications or the like. Should we decide to sell all or portions of our ownership of the CDK(TM) technology, the Licensees shall have the option, for seven days from receipt of notice of the terms of the sale, to purchase such ownership interest on identical terms and conditions.

         o Agreement dated November 16, 1999 with Asia Pioneer, Ltd., a Hong Kong-based Internet technology company serving the Chinese-speaking world population. The agreement grants Asia Pioneer the right to our web-connected multimedia compact disc technology as well as MixFactory(TM) technology to offer customized multimedia compact discs through Asia Pioneer's new web site beatasia.com. Beatasia.com is a comprehensive music entertainment web site and is known as "the heartbeat of Asia." Rights extended in the agreement cover the worldwide Chinese speaking community. In exchange for these rights, we received a 4.89% ownership interest in Asia Pioneer at the completion of the underlying services. The parties also entered into a Subscription Agreement under which Asia Pioneer purchased 500,000 shares of our common stock at $.50 per share in two allotments. In accordance with the terms of the Agreement, Asia Pioneer has assigned its rights, duties and obligations under the Agreement to Leadway Technology Limited.

         o Agreement between ValueFlash, CDKnet, LLC, Track Marketing Partners, Inc., and Arcadia Marketing, Inc. dated May 4, 2000 for the marketing of CDKnet technology. Track will have exclusive rights to market and/or sell the products to an established client list. From CDKnet, Track will receive (1) a percentage of the net revenues from the sale to a Track Client, (2) CDKnet.com options based on gross revenues generated by Track Clients, and (3) if Track identifies or introduces investors to CDKnet or ValueFlash, then Track will receive 2.5 percent of the investment made by that investor. This agreement is for 24 months except as to specific provisions identified as existing longer.

         o Agreement between ValueFlash, CDKnet, LLC, and Arcadia Marketing, Inc.(AMI) dated May 4, 2000 for the marketing of CDKnet technology. AMI will receive compensation as follows:

            >> From CDKnet.com: (1) options based on gross revenue created by AMI efforts or clients, and (2) 5 percent of the investment if AMI identifies or introduces investors to CDKnet.

            >> AMI will also receive compensation in the form of: (1) 20 percent of CDKnet net revenue when sales are related to a Track client and one-third of net revenue when the client also uses ValueFlash, (2) CDKnet.com options based on revenues generated,
                 (3) CDKnet.com options for every 1,000,000 compact disc units produced, and (4) 2.5 percent of any investment in ValueFlash or CDKnet identified by Track for ValueFlash or CDKnet.

            >> When JMC clients are involved, AMI will also receive compensation of (1) options to purchase CDKnet.com common stock based on gross revenue from AMI clients, (2) options to purchase CDKnet.com common stock for every 1,000,000 compact disc units produced with CDK(TM) technology if AMI clients were cause of production, and (3) 2.5 percent of investments made to CDKnet or ValueFlash by an investor identified by JMC.

         o Agreement between ValueFlash, CDKnet, LLC, JMC Investments, LLC, and Arcadia Marketing, Inc. dated May 4, 2000 for the marketing of CDKnet technologies. JMC will have exclusive rights to market and/or sell the products to an established client list. JMC will receive:

            >> From CDKnet.com: (1) options to purchase CDKnet.com common stock based on gross revenues generated by JMC clients, (2) options to purchase CDKnet.com common stock for the use of the CDK(TM) technology, and (3) if JMC identifies or introduces investors to CDKnet then JMC will receive 2.5 percent of the investment made by that investor. This agreement is for 24 months except as to specific provisions identified as existing longer.

7.       INTELLECTUAL PROPERTY RIGHTS
         ----------------------------
         We rely on copyrights, trademarks, patents, trade secret laws and contractual restrictions to establish and protect our proprietary rights in our services and products. We were issued U.S. Patent No. 6,047,292 on April 4, 2000, relating to the basic CDK(TM) technology. The patent is directed to a multi-session, digitally encoded recording medium navigable by an Internet web browser. Our intellectual property counsel has filed a continuation application to separate the previously rejected claims from the issued patent into a new application, which intellectual property counsel will continue to prosecute in the U.S. Patent and Trademark Office.

         No assurance can be given that a second patent will issue or that if a second patent does issue that it will be broad enough to provide significant protection to us. No assurance can be given that the issued patent is valid and enforceable or that it provides sufficient coverage to prevent a competitor from entering our market or adopting a version of our patented technology. Moreover, one of our competitors may be able to design a system which operates similarly to ours, but does not infringe the patent. Our management believes that the steps taken by us to protect our intellectual property are consistent with industry standards for online, custom compact disc companies today.

         On June 13, 2001, we assigned our patent application for Vflash(TM) to Elbit.

         We also rely on third-party software licenses, such as Microsoft Development Network (MSDN), which provides software development tools. All employees and contractors are required to and have entered into confidentiality and invention assignment agreements. Suppliers, distributors and customers are also required to enter into confidentiality agreements.

         To date, we have received no notification that our services or products infringe the proprietary rights of third parties. Third parties could however make claims of infringement in the future. Any future claims that do occur may have a material adverse effect on our business.

         We have the following issued and pending trademarks:

               o   Issued Trademark Registrations
                   ------------------------------
                   TM: CDK
                   Serial No. 75/426,937 - Filed February 2, 1998
                   Issued: 06-27-00
                   Reg. No. 2,361,144

               o   Pending
                   -------
                   TM: MIX FACTORY
                   Serial No. 75/757,751
                   Filed: 7/22/99



8.       EMPLOYEES
         ---------
         As of January 7, 2002, we had 3 full-time employees of CDKnet,LLC;
and 1 full-time employee of Diversified Capital. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. Management believes that our employee relations are good, and none of our employees are represented by a collective bargaining unit.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------

The following contains forward-looking statements based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. All statements, trends, analyses and other information contained in this registration statement relative to trends in our financial condition and liquidity, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," "predict," and other similar expressions constitute those statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in the statements. Potential risks and uncertainties include, among others, those set forth below and throughout this registration statement. Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the competitive multimedia compact disc and financial services industries and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

Overview
--------
We are a holding company incorporated in the State of Delaware. We have two subsidiaries through which we conduct our business: (1) CDKnet, LLC, a New York limited liability company, and (2) Diversified Capital Holdings, LLC (F/K/A Azure Capital Holdings, LLC) a limited liability company organized under the laws of Delaware.

We have developed a multimedia technology, called CDK(TM), which integrates audio, video and Internet connectivity on a standard compact disc. Our technology enables users to create their own personalized compact discs simply by visiting a Website. These custom compact discs play audio and display videos on a full-screen, using high-quality videos and digital technology. The custom compact discs also include software applications and targeted Web links.

The CDK(TM) product is targeted at the following industries: (1) entertainment (music, movies, and TV); (2) travel and tourism; (3) professional sports; (4) financial services; (5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and (10) healthcare. Our primary customers and/or strategic partners have included Central Park Media, CollegeMusic.com, Megaforce Records, HappyPuppy.com, theglobe.com and SugarBeats.com.

In June 2001, we sold substantially all of the assets and business of our subsidiary, CDK Financial Corp. (F/K/A ValueFlash), to Elbit Limited for $3.5 million in cash plus the assumption of liabilities and forgiveness of indebtedness. In connection with the sale of ValueFlash, we entered into a Technology and License Agreement with Elbit whereby the parties agreed that for an initial 3-year period, we shall provide CDKs(TM) for Elbit in return for disc mastering fees and per disc production fees.

We have a limited operating history. While historically we have generated revenues primarily from development and use fees for client specific compact discs and the sale of custom compact discs, most resources have been directed to developing and marketing the VFlash(TM) product in accordance with our fiscal 2001 operating plan. In light of the sale of ValueFlash and our new business strategy which concentrates on the development and expansion of financial services offered through Diversified Capital, we anticipate that our financial services business will be a major factor in our future revenue and business growth.

In fiscal 2001, significant expenditures were incurred for marketing and advertising the Vflash(TM) product and to build the infrastructure to support it. With the sale of ValueFlash, we expect our expenses and overhead to substantially reduced in fiscal 2002.

In the near term, we will continue to focus on generating revenue from the sale of client-specific CDKs and custom compact disc services and on refining and developing our financial services business.

Our current business development efforts include both full-time employees as well as outside consultants. Consultants are compensated on a performance basis.

We receive funds from product sales and services. To date, we have focused our funds on the development of CDK(TM) products (including CDK(TM)) 1.0, CDK(TM) 2.0, CDK(TM) 3.0 and Gameplayer 2.0.

Following the sale of ValueFlash, we were left with cash reserves of approximately $3.0 million in cash and escrow receivables, under $1.4 million in liabilities and a royalty producing licensing based from our CDK(TM) technology platforms.

In fiscal 2001, we successfully raised $1.4 million from private sales of our common stock. We have not explored financings since June 2001, however, if necessary, we will explore various financings including private placements and debt financings during fiscal 2002.

As of January 7, 2002, we had 36,196,267 shares of common stock issued and outstanding. Our stock is traded on the Over-the-Counter Bulletin Board under the symbol "CDKX."

Stock Dividend
--------------
We have not issued a dividend to date. We are also limited in our ability to do so under the terms of our 6% convertible subordinated debentures due September 1, 2003.

Recent Developments
-------------------
On August 2, 2001, we formed a new subsidiary, Diversified Capital Holdings, LLC (F/K/A Azure Capital Holdings, LLC), that will be the initial stage of our business strategy change to the financial services market. We anticipate that Diversified Capital will serve as the centerpiece of our financial services operations as we move from a technology company to a financial services company for the small and medium sized corporate markets. We initially owned 60% of the outstanding common stock of Diversified Capital. On December 14, 2001, we purchased the remaining 40% of Diversified Capital from George Sandhu. We now own 100% of Diversified Capital. On December 19, 2001, we changed the name of Azure to Diversified Capital Holdings, LLC.

On August 14, 2001, we completed our first private equity investment in Eascent, LLC, a New York limited liability corporation, engaged in the import, export, and distribution of new products and technologies between the United States and Eastern and Central Europe. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years. Our investment in Eascent was part of the implementation of our new business strategy. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Eascent.

In September 2001, we loaned $500,000 to DBS Industries under a convertible debenture receivable. This debenture bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price). Pursuant to the transaction we also received 250,000 5-year warrants to purchase common stock of DBS at $1.09 per share.

In October 2001, we loaned $200,000 to a former affiliate sold as part of the sale of the Vflash assets on June 13, 2001. Such loan was to be used to fund a receivable sold as part of the Vflash assets. This loan will be recorded against a reserve established at June 30, 2001 for the receipt of the full amount of escrowed cash funds due to various contingencies that remain to be resolved.

On October 4, 2001, we made a private equity investment in Optical Systems, LLC, a New York limited liability corporation, engaged in the design and development of optoelectronic devices for the marine safety marketplace. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Optical Systems and (2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Our investment in Optical Systems was part of our continued implementation of our new business strategy to develop our financial services operations. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Optical Systems, Inc.

On November 30, 2001, we loaned $100,000 to eClubsworldwide, Inc., a Delaware corporation (formerly Dominix), under a convertible debenture. This debenture bears interest at 6% per annum and is convertible at the lower of $0.0345 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. Pursuant to this transaction, we also received 2,000,000 2-year warrants to purchase the common stock of eClubs Worldwide at $0.0375 per share. Steven A. Horowitz personally provided a portion of the $100,000 investment pursuant to an agreement with Azure.

On January 3, 2002, we appointed Andrew J. Schenker as the new President of CDKnet.com, Inc. Since May 1998, Mr. Schenker has, and will continue to, serve as a member of our board of directors.

Stock Issuance
--------------
On December 14, 2001, we issued 1,525,295 shares of our common stock to Spiga Limited in lieu of cash as a dividend payment under the terms of our 5.75% Subordinated Convertible Debenture.

On December 14, 2001, we issued 1,549,897 shares of our common stock to Target Group Fund Limited in lieu of cash as a dividend payment under the terms of our 5.75% Subordinated Convertible Debenture.

On December 26, 2001, we issued 100,000 shares of our common stock to Anthony J. Bonomo in appreciation of his service as one of our directors.

On December 26, 2001, we issued 100,000 shares of our common stock to Andrew J. Schenker in appreciation of his service as one of our directors.

On December 26, 2001, we issued 600,000 shares of our common stock to Crossover Advisors LLC pursuant to a Financial Consulting Agreement dated November 14, 2001.

In September 2001, we issued 500,000 shares of our common stock to Steve Wildstein and 250,000 shares to Mike Muzio pursuant to consulting contract with him.

Agreements
----------
The following are highlights from our recent significant agreements:

-- On May 31, 2001, we entered into a 3-year Technology and License Agreement with Elbit Vflash, Inc., a Delaware Corporation and Elbit Vflash Ltd, a company registered in the Isle of Man, (collectively the "Licenses") pursuant to which we granted the Licensees an irrevocable, non-exclusive world-wide license in our

CDK(TM) technology. As consideration for granting the license, we will receive Mastering Fees, Media player Monthly Hosting Fees, specific fees for any Mixfactory custom compact discs and fees related to the replication of CDK(TM) masters prepared for the Licensees.

Results of Operations - Three months ended September 30, 2001 compared to three
-------------------------------------------------------------------------------
months ended September 30, 2000
-------------------------------
As a result of the sale of the assets of our Valueflash subsidiary in June 2001, we concentrated our resources on developing our financial services business. Accordingly, we did not have revenues or costs of goods sold for the three months ended September 30, 2001. During the three months ended September 30, 2001, we incurred a net loss of $278,067 on revenues of $0 compared to a net loss of $2,128,000 on revenues of $1,848,000 for the three months ended September 30, 2000. The decline in revenues is directly attributable to sale of the assets of our Valueflash subsidiary in June 2001. While we did not generate any revenues from our CDK operations during the three months ended September 30, 2001, we continue to operate this subsidiary and believe that revenues will be forthcoming. We anticipate that revenues will be generated in subsequent quarters as management develops the financial services business.

The cost of revenues for the three months ended September 30, 2001 was $0 compared to $1,085,000 for the three months ended September 30, 2000. This decrease was directly attributable to the sale of the assets of the Valueflash subsidiary in June 2001.

For the three months ended September 30, 2001, other operating expenses were $291,116 compared to $2,898,000 for the three months ended September 30, 2000. This decrease reflects the sale of the assets of our Valueflash subsidiary in June 2001 and the shift in the our operations to the development of financial services. Included in operating expenses for the three months ended September 30, 2001 is $166,500 of stock based compensation representing the amortization of amounts previousily deferred as well as costs incurred for two consulting contracts.

Liquidity and Capital Resources
-------------------------------
As of September 30, 2001, we had $1,467,656 in cash and cash equivalents. Our principal commitments are $165,00 in subordinated convertible debentures and $129,476 in long-term debt and capitalized lease obligations. And $717,699 in accounts payable and accrued expenses. We have no material commitments for capital expenditures, nor do we anticipate any. We anticipate that we will experience growth in operating, marketing and advertising expenses for the foreseeable future and that such expenses will be a material use of our cash resources. We anticipate that we will also use our cash resources to make private equity investments.

Net cash used in operating activities was $180,081 for the three months ended September 30, 2001 compared to net cash used in operating activities of $598,000 for the three months ended September 30, 2000. Cash used by operations resulted from net losses offset by non-cash depreciation and amortization and stock based compensation.

Net cash used in investing activities was $598,739 for the three months ended September 30, 2001 compared to $660,000 for the three months ended September 30, 2000. For the three months ended September 30, 2001, our principal use of cash in investing activities was for a private equity investment and a note receivable.

Net cash used by financing activities was $10,524 for the three months ended September 30, 2001 compared to cash provided of $573,567 for the three months ended September 30, 2000. We used cash for the three months ended September 30, 2001 to make payments on long term debt and lease obligations. For the three months ended September 30, 2000, cash was provided primarily from the sale of stock.

We anticipate using cash in the future to (1) continue our current operations,
(2) further develop our financial services line of business, (3) develop our CDK(TM) and Gameplayer product lines, and (4) repay debt.

Results of Operations - Years ended June 30, 2001 and June 30, 2000
--------------------------------------------------------------------------------
During the year ended June 30, 2001, we incurred a net loss of $7.3 million on revenues of $5,874,000 compared to a net loss of $7.1 million on revenues of $345,000 in the year ended June 30, 2000.

The cost of revenues for the year ended June 30, 2001 was $2,234,000 compared to $80,000 for the year ended June 30, 2001. The decreasing costs are directly related to the decrease in revenues noted above.

For the year ended fiscal 2001, we expensed approximately $225,000 on research and development compared to $164,000 during fiscal year end 2000. Our research and development costs were higher during the fiscal 2000 due to expenditures for the development of VFlash(TM), enhancements to our core technology and product development.

For the year ended June 30, 2001, other operating expenses were $10.8 million compared to $6.0 million during the year ended June 30, 20009 as expenditures related to the marketing, advertising and infrastructure buildup to support ValueFlash were incurred.

Interest expense was $129,000 for the fiscal 2001, compared to $84,000 in fiscal 2000.

Liquidity and Capital Resources
-------------------------------
As of June 30, 2001, we had $750,000 in cash and cash equivalents. Our principal commitments are $165,000 in Subordinated Convertible Debentures and $91,000 in long-term debt and operating and capital lease obligations. We have no material commitments for capital expenditures, nor do we anticipate any. We anticipate that we will experience growth in operating, marketing and advertising expenses for the foreseeable future and that such expenses will be a material use of our cash resources.

Through fiscal 2001, our cash requirements have historically been financed primarily through the sale of debentures and common stock. In the year ended June 2001, $1.4 million has been raised from the sale of our common stock and $491,000 from the sale of ValueFlash.com. We do not maintain credit facilities with any financial institutions.

Net cash used by operating activities equaled $2.4 million for the year ended June 30, 2001, compared to net cash used in operating activities of $4.2 million for the year ended June 30, 2000. Cash used by operations resulted from net losses partly offset by non-cash depreciation and amortization charges, compensation charges related to stock options and services paid in common stock and warrants.

Net cash used in investing activities was $1.3 million for the year ended June 30, 2001, compared to $627,000 in the prior year period. Net cash used in investing activities in each of these periods was primarily due to the purchases of furniture and equipment. Additionally, in fiscal year ended June 30, 2001, the Company spent $156,000 on software development, mostly on the VFlash(TM) product. We spent $470,000 in investments in joint ventures in fiscal year 2001.

Net cash from financing activities was $4.9 million for the year ended June 30, 2001, compared to $5.6 million for the year ended June 30, 2000. Cash provided by financing activities resulted from $1.4 million in proceeds from the sale of our common stock, $606,000 in proceeds from the sale of ValueFlash common stock and minority interest sale.

The proceeds from these financing activities were used in fiscal 2001 to (i) continue our ongoing operations, (ii) to further develop our CDK(TM), VFlash, Gameplayer, and MixFactory.com(TM) product lines, and (iii) repay our debt. With the exception of development of VFlash(TM), we anticipate using our funds in the same manner in fiscal year 2002.

Factors Affecting Future Results
--------------------------------
We do not provide forward looking financial information. However, from time to time statements are made by employees that may contain forward looking information that involve risks and uncertainties. In particular, statements contained in this prospectus that do not historically contain predictions are made under the Safe Harbor Corporate Private Sector Litigation Reform Act of 1995. Our actual result of operations and financial condition have varied and may in the future vary significantly from those stated in any predictions. Factors that may cause these differences include without limitation the risk, uncertainties and other information discussed within this registration statement, as well as the accuracy of our internal estimate of revenue and operating expense levels. We will face a number of risk factors which may create circumstances beyond the control of management and adversely impact the ability to achieve our business plan.

                             DESCRIPTION OF PROPERTY
                             -----------------------

ITEM 2.  DESCRIPTION OF PROPERTY.

Our executive office as well as our manufacturing, research and development offices are located at 250 57th Street, Suite 1101, New York, New York 10019. Our executive office may be reached at (212) 547-6050.

The office consists of approximately 6,690 square feet, leased under the terms of one lease. We have 10-year leases for this office space through 2010.

The future minimum lease commitments are as follows:

         June 30, 2002                   $60,000
         June 30, 2003                   $62,000
         June 30, 2004                   $62,000
         June 30, 2005                   $62,000
         June 30, 2006                   $63,000

All property is insured to industry standards.

In June 2001, we closed our sales office in Los Angeles, California that previously serviced our ValueFlash customers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

1. TRANSACTIONS WITH MANAGEMENT AND OTHERS; CERTAIN BUSINESS RELATIONSHIPS; PROMOTERS

We have incorporated by reference the list of our transactions with management and others from our:

      o registration statement on Form SB-2/A-1 (File No. 333-42696) filed on December 14, 2001; and

      o annual report on Form 10-KSB (File No. 0-27587), dated October 9, 2000, as amended, on October 30, 2001 and on December 7, 2001.


2.    INDEBTEDNESS OF MANAGEMENT

No member of our management is or has been indebted to us. No director or executive officer is personally liable for repayment of amounts advanced from any financing received by us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

1.    MARKET INFORMATION

Our stock is quoted on the Over-the-Counter Bulletin Board. As of January 4, 2002, we had 36,196,267 shares of common stock outstanding. Of this amount, 15,396,386 of those shares are nonrestricted and 20,799,881 of those shares are restricted. As of January 4, 2002, the number of holders of record of our common stock, $0.0001 par value, was 125. The following table sets forth the range of high and low sales prices for the stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period covered by the financials. The sales represent prices between dealers, do not include retail markup, mark down or other fees or commissions, and do not necessarily represent actual transactions.


Calendar Quarter                           Ended Bid Prices
     Ended                     Low                                 High
----------------              ------------------------------------------
FISCAL YEAR 2000

September 30, 1999           $ .968                               $1.843
December 31, 1999            $ .350                               $1.000
March 31, 2000               $ .375                               $8.200
June 30, 2000                $1.312                               $5.950


FISCAL YEAR 2001

September 30, 2000           $ .687                               $3.937
December 31, 2000            $ .145                               $1.000
March 31, 2001               $ .151                               $ .260
June 30, 2001                $ .086                               $ .193

FISCAL YEAR 2002

September 30, 2001           $ .06                                $  .11
December 31, 2001            $ .06                                $  .23

2.    DIVIDEND POLICY

To date, we have not paid a cash dividend to our shareholders. We are also limited in our ability to do so under the terms of our 6% convertible subordinated debenture due September 1, 2003.


                             EXECUTIVE COMPENSATION
                             ----------------------

The following sets forth all compensation paid by us as of fiscal year ended June 30, 2001, to all of the executive officers of our subsidiaries CDKnet, LLC and ValueFlash.com Incorporated.

1.    EXECUTIVE OFFICER COMPENSATION

CDKnet, LLC
-----------
The following table sets forth all compensation paid by us as of fiscal year ended June 30, 2001, to all of our executive officers:

                           SUMMARY COMPENSATION TABLE

--------------------------- --------- ----------------------------------- ------------------------------------------------
                                           Annual Compensation(1)(2)                      Long-Term Compensation
                                      ----------------------------------- ------------------------------------------------
                                                                                    Awards                 Payouts
                                                                          ------------------------- ----------------------
                                                                Other                  Securities              All Other
                                                               Annual     Restricted   Underlying               Compen-
         Name And                                             Compen-        Stock      Options/      LTIP      sation
     Principal Position     Year         Salary     Bonus       sation    Award(s)        SARs      Payouts        ($)
                                            ($)        ($)         ($)         ($)          (#)         ($)        (i)
                (a)            (b)          (c)        (d)         (e)         (f)          (g)         (h)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Steven A. Horowitz(3)       FY00               0       --        78,000         --          28,571       --          --
                            FY01               0       --             0         --       1,550,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Shai Bar-Lavi(4)            FY00          75,000       --        29,000         --       1,500,000       --          --
                            FY01              --       --       100,000         --         500,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Israel Hersh(5)             FY00          45,000       --         2,100         --         100,000       --          --
                            FY01          60,000       --         2,000         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Shlomo Shur(6)              FY00               0       --        23,000         --         500,000       --          --
                            FY01               0       --             0         --         500,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Michael W. Jolly            FY00          50,673       --            --         --         280,000       --          --
                            FY01               0       --            --         --         100,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Russell A. Kern             FY00          47,692       --            --         --         280,000       --          --
                            FY01               0       --            --         --         100,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Keith A. Fredericks         FY00          63,766       --            --         --              --       --          --
                            FY01               0       --            --         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Tom Ross                    FY00          50,000       --            --         --       1,000,000       --          --
                            FY01               0       --            --         --         200,000       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------

Don Hegarty                 FY00          69,160       --            --         --          50,000       --          --
                            FY01          90,000       --            --         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------

1 We discontinued compensation to Messrs. Bar-Lavi, Shur, Jolly, Kern and Ross in February 2000 upon their transition to consultants for CDKnet, LLC and to officers of ValueFlash.com.

2 In fiscal 2002, each of the named officers are to receive salary compensation as follows:

         Steven A. Horowitz              $0
         Donald Hegarty                  $90,000

3 Mr. Horowitz is our Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary. In fiscal 2000, Mr. Horowitz was considered a consultant because he did not keep regular hours, decided his own schedule and otherwise fit the characteristics of a consultant as promulgated under the relevant sections of the Internal Revenue Code and Regulations and case law. During fiscal 2000, we accrued $78,000 for such consulting services for Mr. Horowitz, none of which has been paid. Commencing July 1, 2000, Mr. Horowitz became an employee of CDKnet.com, Inc.
4 Mr. Bar-Lavi received $25,000 in consulting fees from CDKnet, LLC in fiscal 2000 prior to becoming an employee. Additionally, Mr. Bar-Lavi received $4,000 in local transportation allowance reimbursements as an employee. Effective June 13, 2001, Mr. Bar-Lavi resigned his position with CDK, LLC as a result of the sale of substantially all of the assets and business of ValueFlash. The table reflects a payment of $100,000 which was paid to Damiga Corp., a Delaware corporation, that is controlled by Mr. Bar-Lavi.
5 Mr. Hersh received $2,000 in local transportation allowance reimbursements. Mr. Hersh resigned his position on January 1, 2001.
6 Mr. Shur was a consultant to CDKnet, LLC prior to becoming an employee. His firm received $23,000 in consulting fees and expense reimbursements in fiscal 2000. Effective June 13, 2001, Mr. Shur resigned his position with CDK, LLC as a result of the sale of substantially all of the assets and business of ValueFlash.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)
                               -------------------

========================== ================== ===================== ==================== ===================
                                                   Percent Of
                               Number Of         Total Options/
                              Securities          SARs Granted
                              Underlying          To Employees          Exercise Or
                             Options/SARs          In Fiscal             Base Price
       Name                   Granted (#)             Year                 ($/Sh)          Expiration Date
       (a)                        (b)                 (c)                    (d)                 (e)
========================== ================== ===================== ==================== ===================
Steven A. Horowitz         FY01   750,000             15.79%                 $ .20               1/9/01
                           ------------------ --------------------- -------------------- -------------------
                                  800,000             16.84%                   .50              1/31/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Shai Bar-Lavi              FY01   500,000             10.53%                 $ .16               2/8/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Israel Hersh(1)            FY01         0                  0                     0                   --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Shlomo Shur                FY01   500,000             10.53%                 $ .16               2/8/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Michael W. Jolly           FY01   100,000              2.11%                 $ .16               2/8/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Russell A. Kern            FY01   100,000              2.11%                 $ .16               2/8/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Tom Ross                   FY01   200,000              4.22%                 $ .16               2/8/03
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Don Hegarty                FY01         0                  0                     0                   --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Robert Reeves              FY01   500,000             10.53%                 $ .16               2/8/03
-------------------------- ------------------ --------------------- -------------------- -------------------

-------------------
(1) Mr. Hersh resigned as President of CDKNET, LLC effective January 1, 2001. At the time of his resignation, he had 100,000 options which had been granted in fiscal 2000 on February 1, 2000, which options were cancelled upon his resignation.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES
                                -----------------

========================== ============== ============== =================== ===================
                                                              Number Of
                                                             Securities           Value Of
                                                             Underlying          Unexercised
                               Shares                        Unexercised        In-The-Money
                              Acquired                      Options/SARs        Options/SARs
                                 On           Value         At FY-End (#)       At FY-End ($)
                              Exercise       Realized        Exercisable/        Exercisable/
    Name                         (#)           ($)          Unexercisable       Unexercisable
    (a)                          (b)           (c)               (d)                 (e)
========================== ============== ============== =================== ===================
Steven A. Horowitz         FY01         0              0         1,578,571/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------

Shai Bar-Lavi(1)           FY01         0              0         1,250,000/0                  $0

                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Israel Hersh(1)            FY01         0              0                   0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Shlomo Shur(1)             FY01         0              0           500,000/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Michael W. Jolly(1)        FY01         0              0           100,000/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Russell A. Kern(1)         FY01         0              0           100,000/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Bob Reeves(1)              FY01         0              0           500,000/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Tom Ross(1)                FY01         0              0           200,000/0                  $0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Don Hegarty                FY01         0              0            50,000/0                  $0
-------------------------- -------------- -------------- ------------------- -------------------

-------------------
(1) Messrs. Bar-Lavi, Shur, Reeves, Ross, Kern and Jolly resigned their respective positions effective June 13, 2001. Each of their Plan options were automatically canceled upon the termation of their employment. Mr. Hersh resigned his position effective January 1, 2001. His options were automatically canceled upon termination of his employment.

2.   COMPENSATION OF DIRECTORS

Effective January 9, 2001, our directors have agreed to be compensated for their services at the rate of $2,000 per year, retroactive to their respective dates of engagement.

3.   EMPLOYMENT AGREEMENTS

In August 1999, we entered into an employment agreement with Shai Bar Lavi to serve as President of CDKnet, LLC. The agreement provides that Mr. Lavi shall receive: (A) an annual salary of $150,000, (B) an annual bonus determined by the Management Committee's sole discretion, provided that Mr. Lavi's combined salary and bonus is not exceeded by that of any of our full time employees (to a maximum of $500,000 combined salary and bonus) and (C) a stock option to purchase 750,000 shares of our common stock, with an exercise price of $1.00 per share. The options will vest 25% every six months from the Commencement Date and may be exercised in multiples of five thousand shares. Mr. Lavi may exercise up to 50% of the options outstanding (up to an aggregate of 375,000) at any time by converting such options into common stock. The agreement provides for a two year term and may be terminated upon notice with or without "cause" (as defined). If terminated without cause, Mr. Bar-Lavi is entitled to six months salary as severance. If he resigns or is terminated for cause, our obligations under the contract will cease (options terminate 90 days from such resignation or termination).

In June 1999, we entered into a finders agreement with Shai Bar Lavi and Frederick E. Smithline (together referred to as "Finders"). In return for the Finders' efforts to introduce to us one or more parties who may be interested in
(a) the potential financing of CDKnet.com, (b) the purchase or merger with us or
(c) establishment of a joint venture with us (collectively referred to as a "Transaction"). Under the Agreement, Mr. Smithline shall receive a five year warrant to acquire 100,000 shares of our common stock at an exercise price of $1.00 per share. Additionally, we will pay Finders' Success Fees (50% to Shai Bar Lavi and 50% to Frederick E. Smithline) as follows: (i) upon completion of a financing transaction ((a) above) arising out of finder's introduction that results in at least $2 million, we will issue to finder five year warrants to purchase the greater of 500,000 shares of our common stock at $1.00 per share, or 2.5% of our common stock outstanding at an exercise price of $1.00 per share. If the financing is less than $2 million, the fee shall be reduced proportionately; (ii) upon completion of a purchase or merger ((b) above), we shall pay finder 5% of the total consideration paid to us or 5% of the total consideration paid by us to a third party; or (iii) upon the completion of a joint venture ((c) above), we shall pay finder an amount equal to 5% of that portion of the venture contributed by the party. Under the agreement, we agree to reimburse finder for reasonable out of pocket expenses incurred during its activities effectuating this agreement. We have the right, without any liability to the finder, to terminate discussions for the financing, purchasing or venture involving us for any reason. The agreement has a term of twelve months, subject to early termination by us (providing there is thirty days notice).

In August 1999, we entered into an employment agreement with Tom Ross, Executive Vice President and Entertainment Division Chief CDKnet, LLC. The agreement provides that Mr. Ross shall receive: (A) an annual salary of $100,000, (B) a right to a bonus determined annually by the Management Committee, in its sole discretion and (C) a stock option to purchase up to 1,000,000 shares of common stock in CDKnet.com with an exercise price per share of $1.00. The options may be exercised in multiples of five thousand shares and will vest as follows:
150,000 upon execution of the agreement, and 150,000 shares every six months from the Commencement Date of the agreement; and 62,500 shares during the term when our revenues reach $5 million, $10 million, $20 million and $30 million. All of the options will vest immediately if: (1) this agreement is terminated without cause; (2) upon the sale of all or substantially all of the assets of the Company or 50% or more of the equity interests in us; or (3) if any third party obtains the right to control our Management Committee. Mr. Ross may exercise up to 50% of the options outstanding (up to an aggregate of 500,000) at any time by converting such options into common stock.

The agreement provides for a two year term and may be terminated upon notice by us, with or without "cause." Mr. Ross is given the right to terminate the agreement for "good reason." If the agreement is terminated by us without cause or by Mr. Ross for good cause, we must pay Mr. Ross his monthly salary multiplied by the number of months remaining until the end of the agreement's two year term, plus all of the outstanding but not vested options shall vest. If he resigns or is terminated for cause, our obligations under the contract will cease (options terminate 90 days from such resignation or termination). The Agreement terminated upon his resignation on June 13, 2001.

ValueFlash.com Incorporated
---------------------------
The following table sets forth all compensation paid by us as of fiscal year ended June 30, 2000, to the executive officers of our subsidiary, CDK Financial Corp. (F/K/A ValueFlash.com). On June 13, 2001, we completed the sale of substantially all of the assets and business of ValueFlash to Elbit and Messrs. Bar-Laiv, Shur, Reeves, Jolly, Ross and Kern each resigned their respective positions effective on that date.

                           SUMMARY COMPENSATION TABLE

--------------------------- --------- ----------------------------------- ------------------------------------------------

                                           Annual Compensation(1)                         Long-Term Compensation
                                      ----------------------------------- ------------------------------------------------
                                                                                    Awards                 Payouts
                                                                          ------------------------- ----------------------
                                                                                       Securities
                                                                Other                    Under-                All Other
                                                               Annual     Restricted     lying                 Compen-
         Name And                                              Compen-       Stock      Options/      LTIP      sation
     Principal Position     Year         Salary     Bonus      sation     Award(s)        SARs      Payouts        ($)
                                            ($)        ($)         ($)         ($)          (#)         ($)        (i)
                (a)            (b)          (c)        (d)         (e)         (f)          (g)         (h)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Shai Bar-Lavi(2)            FY00             75,000         0       8,400            0    1,500,000          0           0
                            FY01            172,500   100,000     100,000            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Shlomo Shur(2)              FY00             50,000         0       9,100            0    1,000,000          0           0
                            FY01            115,000   100,000           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Robert Reeves(2)            FY00             36,474         0       1,500            0      250,000          0           0
                            FY01            153,333    55,000           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Michael W. Jolly(2)(3)      FY00             41,667         0      33,950            0      300,000          0           0
                            FY01            101,746         0           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Tom Ross                    FY00             62,500         0           0            0    1,000,000          0           0
                            FY01             50,000         0           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Steven A. Horowitz          FY00                  0         0           0            0      750,000          0           0
                            FY01                  0         0           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Russell A. Kern(3)          FY00             41,667         0      10,000            0      300,000          0           0
                            FY01            125,686         0           0            0            0          0           0
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------

---------------
1 In fiscal 2002, no salary compensation is due to any former ValueFlash officer.
2 Messrs. Bar-Lavi, Shur, Reeves and Jolly received local transportation allowance and reimbursements of $8,400, $9,100, $1,500 and $1,950, respectively. Messrs. Bar-Lavi, Shur and Reeves received bonuses of $100,000, $100,000 and $55,000, respectively. Additionally, $100,000 was paid to Damiga Corp., a Delaware corporation, that is controlled by Mr. Bar-Lavi.
3 Messrs. Jolly and Kern received sales commissions of $32,000 and $10,000, respectively.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

========================== ================== ===================== ==================== ===================
                                                   Percent Of
                               Number Of         Total Options/
                               Securities         SARs Granted
                               Underlying         To Employees          Exercise Or
                              Options/SARs          In Fiscal            Base Price
       Name                    Granted (#)            Year                 ($/Sh)          Expiration Date
       (a)                        (b)                 (c)                    (d)                 (e)
========================== ================== ===================== ==================== ===================
Shai Bar-Lavi(1)           FY01       250,000(3)        3.66%               $1.50              12/31/04
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Shlomo Shur(1)             FY01       250,000(3)        3.66%               $1.50              12/31/04
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Robert Reeves(1)           FY01             0               0                   0                    --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Steven A. Horowitz         FY01             0               0                   0                    --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Michael W. Jolly(1)        FY01             0               0                   0                    --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Tom Ross(1)                FY01             0               0                   0                    --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Russell A. Kern(1)         FY01             0               0                   0                    --
                           ------------------ --------------------- -------------------- -------------------
                           ------------------ --------------------- -------------------- -------------------
Michael Vasinkevich(2)     FY01             0               0                   0                    --
-------------------------- ------------------ --------------------- -------------------- -------------------

--------------------------
(1) Effetive June 13, 2001, Messrs. Bar-Lavi, Shur, Reeves, Jolly, Ross and Kern each resigned their positions with ValueFlash.com Incorporated.
(2) Effective October 16, 2000, Mr. Vasinkevich resigned as a director of ValueFlash.
(3) The options indicated were cancelled as of their owner's respective resignations from ValueFlash.com Incorporated.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

========================== ============== ============== =================== ===================
                                                             Number Of
                                                             Securities           Value Of
                                                             Underlying          Unexercised
                              Shares                        Unexercised         In-The-Money
                             Acquired                       Options/SARs        Options/SARs
                                On            Value         At FY-End (#)       At FY-End ($)
                             Exercise       Realized        Exercisable/        Exercisable/
      Name                      (#)            ($)          Unexercisable       Unexercisable
      (a)                       (b)            (c)               (d)                 (e)
========================== ============== ============== =================== ===================
Shai Bar-Lavi(1)           FY01         0              0           250,000/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Shlomo Shur(1)             FY01         0              0           250,000/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Robert Reeves(1)           FY01         0              0                 0/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Steven A. Horowitz         FY01         0              0         1,550,000/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Michael W. Jolly(1)        FY01         0              0                 0/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Russell A. Kern(1)         FY01         0              0                 0/0                 0/0
                           -------------- -------------- ------------------- -------------------
                           -------------- -------------- ------------------- -------------------
Tom Ross(2)                FY01         0              0           100,000/0                 0/0
-------------------------- -------------- -------------- ------------------- -------------------

-------------------
(1) Options previously held by Messrs. Bar-Lavi, Shur, Reeves Jolly and Kern terminated upon their resignations, effective June 13, 2001.
(2) The table includes 1,000,000 options that expired by their terms of the operating agreement on August 12, 2001, 60 days after the termination of Mr. Ross's employment, effective June 13, 2001.


2.  COMPENSATION OF DIRECTORS

None of our directors were compensated in fiscal year 2000 for their services.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     --------------------------------------

None.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS



                                                                     Page

Reports of Independent Certified Public Accountant                   F-1


Financial Statements

Consolidated Balance Sheet at June 30, 2001                          F-2

Consolidated Statements of Operations for the years ended
June 30, 2001 and June 30, 2000                                      F-3

Consolidated Statement of Stockholders' Equity for the years ended
June 30, 2001 and June 30, 2000                                      F-4 - F-5

Consolidated Statements of Cash Flows for the years ended
June 30, 2001 and June 30, 2000                                      F-6 - F-7

Notes to Consolidated Financial Statements                           F-8 - F-24



Consolidated Balance Sheet at September 30, 2001 (unaudited)         F-25

Consolidated Statements of Operations for the three months
ended September 30, 2001 and 2000 (unaudited)                        F-26

Consolidated Statements of Cash Flows for the three months
ended September 30, 2001 and 2000 (unaudited)                        F-27 - F-28

Notes to Consolidated Financial Statements                           F-29 - F-35

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
CDKNET.COM, Inc. and Subsidiaries

            We have audited the accompanying consolidated balance sheet of CDKNET.COM, Inc. as of June 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2001, and the results of its operations and cash flows for the year ended June 30, 2001 in conformity with accounting principles generally accepted in the United States.


                                                  /s/ RADIN, GLASS & CO, LLP

                                                  Certified Public Accountants

New York, New York
October 5, 2001

                        CDKNET.COM, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                      June 30,
                                                                                       2001
                                                                                    ------------
                                     ASSETS

CURRENT ASSETS
  Cash & cash equivalents                                                           $  2,257,000
  Cash escrow                                                                            750,000
  Prepaid expenses and other current assets                                               48,000

          Total current assets                                                         3,055,000

CASH ESCROW                                                                              500,000

FURNITURE AND EQUIPMENT - at cost, less accumulated
    depreciation and amortization of $373,000                                            224,000

OTHER ASSETS                                                                              21,000
                                                                                    ------------
                                                                                    $  3,800,000
                                                                                    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expense                                              $    815,000
  Due to related party                                                                    38,000
  Current portion of long-term debt                                                       22,000
                                                                                    ------------
          Total current liabilities                                                      875,000

LONG-TERM DEBT,
  net of current portion                                                                  91,000

SUBORDINATED CONVERTIBLE DEBENTURES                                                      165,000

OTHER LIABILITIES                                                                         27,000

MINORITY INTEREST                                                                        179,000

COMMITMENTS and CONTINGENCIES                                                               --

STOCKHOLDERS' EQUITY
  Convertible Preferred stock - par value $.0001 per share; authorized
    5,000,000 shares; 1,450,000 shares outstanding (stated value $1,450,000)           1,249,000
  Common stock - par value $.0001, per share; authorized,
    40,000,000 shares; 30,316,396; shares issued and outstanding                           3,000
  Additional paid in capital                                                          23,092,000
  Accumulated deficit                                                                (21,755,000)
  Unearned compensation expense                                                         (126,000)
                                                                                    ------------
                                                                                       2,463,000
                                                                                    ------------
                                                                                    $  3,800,000
                                                                                    ============

         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           Year ended           Year ended
                                                            June 30,             June 30,
                                                              2001                 2000
                                                          ------------         ------------
Net revenues                                              $  5,874,000         $    345,000
Cost of revenues                                             2,234,000               80,000
                                                          ------------         ------------

          Gross profit                                       3,640,000              265,000

Selling, general and administrative expenses                 8,436,000            5,088,000
Equity based compensation                                    2,418,000              870,000
Depreciation and amortization                                1,748,000            1,868,000
                                                          ------------         ------------

          Loss from operations                              (8,962,000)          (7,561,000)

Other income (expense)
    Interest income                                             10,000               31,000
    Interest expense                                          (129,000)             (84,000)
    Impairment of long lived assets                         (3,610,000)                --
    Gain on  sale of Vflash assets                           5,411,000               80,000
    Minority interest in (gain) loss of subsidiary              (7,000)             479,000
                                                          ------------         ------------

          NET LOSS                                        ($ 7,287,000)        ($ 7,055,000)
                                                          ============         ============

Preferred dividend                                              85,000               63,000
                                                          ------------         ------------

Net Loss to Common Stockholders                           ($ 7,372,000)        ($ 7,118,000)
                                                          ============         ============

Basic and diluted (loss) per share                        ($      0.33)        ($      0.40)
                                                          ============         ============

Weighted-average shares outstanding-
    basic and diluted                                       22,255,847           17,704,924
                                                          ============         ============

         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                   For the years ended June 30, 2001 and 2000


                                                         Preferred                             Common
                                                           Shares            Amount            Shares            Amount
                                                        ------------      ------------      ------------      ------------
Balance, June 30, 1999                                          --        $       --          14,046,906      $      1,000
                                                        ------------      ------------      ------------      ------------

Common stock and common stock warrants
     sold for cash, net of expenses                             --                --           5,585,333             1,000
Conversion of 5.75% subordinated debentures to
    preferred shares, net                                  1,500,000         1,265,000              --                --
Conversion of 6% subordinated debentures to
    common shares, net                                          --                --              29,459              --
Exercise of stock options                                       --                --           1,254,623              --
Common shares issued for late registration penalty              --                --               5,665              --
Common stock and common stock warrants issued for
     services                                                   --                --             315,000              --
Equity in issuance of subsidiary stock - Valueflash        2,977,000              --            (715,000)        2,262,000
Preferred stock dividends paid                                  --                --                --                --
Net loss                                                        --                --                --                --

                                                        ------------      ------------      ------------      ------------
Balance, June 30, 2000                                     1,500,000         1,265,000        21,236,986             2,000
                                                        ------------      ------------      ------------      ------------

Common stock and common stock warrants
     sold for cash, net of expenses                             --                --           7,368,421             1,000
Conversion of preferred shares to
    common shares, net                                       (50,000)          (50,000)           79,605              --
Conversion of 6% subordinated debentures to
    common shares, net                                          --                --             681,384              --
Common stock and options issued for services                    --                --             950,000              --
Amortization of unearned compensation                           --                --                --                --
Equity in issuance of subsidiary stock - Valueflash             --                --                --                --
Preferred stock accretion                                       --              34,000              --                --
Net loss                                                        --                --                --                --

                                                        ------------      ------------      ------------      ------------
Balance, June 30, 2001                                     1,450,000      $  1,249,000        30,316,396      $      3,000
                                                        ============      ============      ============      ============

         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                   For the years ended June 30, 2001 and 2000

                                                          Additional                           Unearned           Total
                                                           paid-in        Accumulated       Compensation     Stockholders'
                                                           capital           Deficit           Expense           Equity
                                                        ------------      ------------      ------------      ------------
Balance, June 30, 1999                                  $ 12,232,000      $ (7,379,000)     $       --        $  4,854,000
                                                        ------------      ------------      ------------      ------------

Common stock and common stock warrants
     sold for cash, net of expenses                        2,448,000              --                --           2,449,000
Conversion of 5.75% subordinated debentures to
    preferred shares, net                                       --                --           1,265,000
Conversion of 6% subordinated debentures to
    common shares, net                                        20,000              --                --              20,000
Exercise of stock options                                    575,000              --                --             575,000
Common shares issued for late registration penalty              --                --                --                --
Common stock and common stock warrants issued for
     services                                              1,014,000              --             (35,000)          979,000
Equity in issuance of subsidiary stock - Valueflash
Preferred stock dividends paid                                (8,000)             --                --              (8,000)
Net loss                                                        --          (7,055,000)             --          (7,055,000)

                                                        ------------      ------------      ------------      ------------
Balance, June 30, 2000                                    19,258,000       (14,434,000)         (750,000)        5,341,000
                                                        ------------      ------------      ------------      ------------

Common stock and common stock warrants
     sold for cash, net of expenses                        1,399,000              --                --           1,400,000
Conversion of preferred shares to
    common shares, net                                        50,000              --                --                   0
Conversion of 6% subordinated debentures to
    common shares, net                                       100,000              --                --             100,000
Common stock and options issued for services               1,794,000              --          (1,437,000)          357,000
Amortization of unearned compensation                           --                --           2,061,000         2,061,000
Equity in issuance of subsidiary stock - Valueflash          491,000              --                --             491,000
Preferred stock accretion                                       --             (34,000)             --                   0
Net loss                                                        --          (7,287,000)             --          (7,287,000)

                                                        ------------      ------------      ------------      ------------
Balance, June 30, 2001                                  $ 23,092,000      $(21,755,000)     $   (126,000)     $  2,463,000
                                                        ============      ============      ============      ============

         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                Year ended          Year ended
                                                                  June 30,            June 30,
                                                                    2001                2000
                                                                -----------         -----------
Cash flows from operating activities
  Net loss                                                      ($7,287,000)        ($7,055,000)
  Adjustments to reconcile net loss to net
  cash used in operating activities
    Depreciation and amortization                                 1,748,000           1,868,000
    Bad debt expense                                                255,000                --
    Gain on net sale of ValueFlash assets and liabilities        (2,511,000)               --
    Amortization of debt discount                                     6,000              49,000
    Write off of goodwill and patent                              3,610,000                --
    Compensation related to stock option plan                          --               145,000
    Common stock and stock warrants issued for services           2,418,000             807,000
   Equity share of affiliate loss                                   400,000                --
    Minority interest in loss of consolidated subsidiary              7,000            (479,000)
    Changes in assets and liabilities
      Accounts receivable                                          (645,000)           (387,000)
      Inventory                                                     330,000            (330,000)
     Cash escrow - ValueFlash                                      (750,000)               --
      Due to / from related party                                    32,000              12,000
      Prepaid expenses and other current assets                      (4,000)            (61,000)
      Notes receivable                                                 --              (255,000)
      Accounts payable and accrued expense                          745,000             632,000
      Deferred Revenue                                             (747,000)            887,000
                                                                -----------         -----------
          Net cash used in operating activities                  (2,393,000)         (4,167,000)
                                                                -----------         -----------

Cash flows from investing activities
    Purchase of furniture and equipment                            (180,000)           (426,000)
    Proceeds from sale of equipment                                    --               154,000
    Software development                                           (156,000)           (323,000)
    Cash escrow - ValueFlash                                       (500,000)               --
    Security deposits                                                  --               (72,000)
    Other liabilities & assets                                      (23,000)             40,000
    Investment in joint ventures                                   (470,000)               --
                                                                -----------         -----------
          Net cash used in investing activities                  (1,329,000)           (627,000)
                                                                -----------         -----------

Cash flows from financing activities
    Proceeds from notes payable                                   3,834,000                --
    Repayment of notes payable                                     (860,000)               --
    Principal payments on capitalized lease obligations             (36,000)           (169,000)
    Proceeds from issuance of common stock                        1,400,000           3,024,000
    Minority interest                                               115,000             550,000
    Equity in ValueFlash                                            491,000           2,201,000
    Preferred Dividends Paid                                           --                (8,000)
                                                                -----------         -----------
          Net cash provided by financing activities               4,944,000           5,598,000
                                                                -----------         -----------

          NET INCREASE (DECREASE) IN CASH                         1,222,000             804,000
                                                                -----------         -----------

Cash at beginning of period                                       1,035,000             231,000
                                                                -----------         -----------

Cash at end of period                                           $ 2,257,000         $ 1,035,000
                                                                ===========         ===========

         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                                                                Year ended          Year ended
                                                                  June 30,            June 30,
                                                                    2001                2000
                                                                -----------         -----------
Supplemental disclosures of cash flow information:
    Cash paid during the period for
        Interest                                                $    28,000         $    78,000
        Income taxes                                                   --

Noncash investing and financing transactions:
    Conversion of preferred stock to common stock                    50,000
    Common stock and stock warrants issued for purchase
        of fixed assets                                                --               110,000
    Common stock issued for purchase of investment                  125,000
    Stock issued upon conversion of subordinated debentures         100,000           1,285,000
    Stock and stock warrants issued for financing costs              47,000             250,000






















         The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   For the years ended June 30, 2001 and 2000

NOTE 1 - NATURE OF OPERATIONS

CDKNET.COM, INC. and Subsidiaries, (collectively the "Company"), is a New York-based company that provides products worldwide to customers utilizing internally developed technology. The Company has developed a multimedia technology, CDK(TM), and a software based communication module, VFlash(TM). The CDK(TM) technology integrates audio, video and Internet connectivity on a standard compact disc ("CDs"), enabling users to create personalized CDs simply by visiting a Website. The VFlash(TM) technology provides a real-time, direct communication vehicle for marketers to reach their customers using a personal computer desktop application. In June 2001, the Company sold its assets and certain liabilities related to the ValueFlash.com subsidiary and licensed its technology for resale purposes to the purchaser of the ValueFlash.com assets. The Company continues to promote audio and video technology via CD's through a subsidiary and with the purchaser of the ValueFlash.com assets.

The Company has operated limited revenues from development and use fees for client specific CDs, the sale of custom CDs and Vflash(TM) international licensing fees. Most resources had been directed to developing and marketing the Vflash(TM) product during fiscal 2000 and 2001.

The Company expects to utilize the funds received from the sale of ValueFlash.com assets to be a business development enterprise.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CDKNET.COM, INC. (the "Parent"), its wholly owned subsidiaries, Creative Technology, LLC ("Creative") and CDKnet,LLC ("CDK LLC"), both limited liability companies, and its majority owned subsidiary ValueFlash.com, Inc. ("ValueFlash"), up to June 13, 2001, after elimination of intercompany accounts and transactions. Certain amounts for prior years have been reclassified to conform to the current presentation.

USE OF ESTIMATES

The Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that the Company uses.

REVENUE RECOGNITION AND DEFERRED REVENUE

The Company recognizes revenue for development and use fees for client-specific CD's and custom CD's on the date the product is shipped to the customer. Revenues from licensing and agency fees have been recognized ratably over the term of such agreements. Barter transactions will be recorded at the fair market value of the goods or services provided or received, whichever is more readily determinable.

ACCOUNTING FOR LONG-LIVED ASSETS

The Company reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. For the year ended June 30, 2001, the Company recorded a write down of goodwill of $ 3,169,000 and a write down of capitalized patent costs of $ 441,000 in the fourth quarter. These write downs are a result of the sale of ValueFlash assets, which was the leading ability of the Company to develop meaningful cash flows to support such long lived assets.

CASH AND CASH EQUIVALENTS

All liquid investments having an original maturity not exceeding three months are treated as cash equivalents. Included in cash and cash equivalents is $80,000 of restricted cash as collateral for a term loan. See Note 6.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Furniture and equipment are depreciated using the straight-line method over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the term of the related lease or the useful life of the improvements, whichever is shorter.

COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

Cost in excess of fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over five years. The remaining goodwill was written down in the fourth quarter of fiscal 2001.

INTANGIBLE ASSETS

Intangible assets, principally acquired intellectual property related to the acquisition, are being amortized over the estimated useful life of five years. On an ongoing basis, management reviews the valuation and amortization of goodwill and intangible assets to determine the possible impairment by considering current operating results and comparing the carrying value to the anticipated undiscounted cash flows of the related assets. The remaining patent costs capitalized were written down in the fourth quarter of fiscal 2001.

DEFERRED FINANCING COSTS

The costs associated with completed financings are being amortized ratably over the term of the financing.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs include expenses incurred by the Company to develop new products and enhance the Company's existing products. Research and development costs are expensed as incurred. During the years ended June 30, 2001, and 2000 such costs aggregated $ 225,000 and $164,000, respectively.

SOFTWARE DEVELOPMENT COST

The Company capitalized software development costs in accordance with SFAS No. 86 and SOP 98-1. The Company had capitalized $343,000 of such software development costs during the year ended June 30, 2000 and will amortize such costs over 30 months on a straight line basis. These costs were sold as part of the ValueFlash asset sale.

STOCK BASED COMPENSATION

The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting For Stock Issued to Employees" and has adopted the disclosure-only option under SFAS No. 123 for compensation to employees and directors. The Company accounts for non-employee stock transactions in accordance with SFAS NO. 123 and ETIF 96-18.

INCOME TAXES

The Company files consolidated income tax returns.

The Company follows the asset and liability method of accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences among the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

LOSS PER COMMON SHARE

Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period.

All potential common shares have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation of basic and diluted loss per share for each of the periods presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair values on the short-term maturity of these instruments.

CONCENTRATION OF CREDIT RISK

Included in cash escrow is a $1,250,000 installment due on the sale agreement of the ValueFlash assets, which is to be released periodically over the a eighteen month period. Occasionally, the Company has cash held in excess of $100,000, which exceeds the FDIC insurance limits and is therefore uninsured.

NEW ACCOUNTING DEVELOPMENTS

In June 2001, the FASB issued SFAS No. 141, "Business Combination", SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations",. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. It also requires that the Company recognize acquired intangible assets apart from goodwill. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost, which will be effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 141, SFAS No. 142 and SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations and cash flows.

NOTE 3 - SALE OF VALUEFLASH ASSETS

On June 13, 2001, the Company sold predominately all of the assets of ValueFlash plus the assumption of certain liabilities for $3,500,000 in cash. Pursuant to the terms of the sale agreement, $1,250,000 was placed in escrow awaiting the resolution of certain contingencies. Should the respective contingencies be resolved timely, the escrow cash from closing is to be released as follows; $500,000 nine months from closing, $250,000 twelve months from closing and $500,000 eighteen months from closing. In addition to the sale of the ValueFlash assets, the Company licensed the patented technology of ValueFlash to the purchaser for a term of three years, which automatically renews unless terminated by either party within 90 days of the renewal date. The license agreement requires certain reseller fees to be paid for CD's replicated or shipped, hosting fees or a " mastering fee". The license agreement provides for a first right of refusal upon the sale of such patent for the technology.

The gross sales attributed to the ValueFlash assets sold for fiscal 2001 and 2000 was $5,419,000 and $153,000, respectively.

NOTE 4 - NOTE RECEIVABLE

The Company has provided for a consultant to the Company to exercise his right to purchase 350,000 shares of common stock in the Company at $.75 per share or $262,500. The Company has recorded two note receivables for total monies due on December 31, 2000 which bears interest at 6% per annum. A $7,500 payment has been received on account on the two notes due. The remaining balance of $255,000 was reserved against during the fiscal year ended June 30, 2001 due to the uncertainty of collecting such monies.

NOTE 5 -  ACQUISITION AND PURCHASE OF ASSETS

On July 8, 1998, the Company entered into an agreement, subsequently amended (the "Agreement"), based on terms previously agreed upon with Kelly Music & Entertainment, Inc. ("KME"), to acquire the minority interest of CDK LLC for $5,171,000. The consideration was (1) the retirement of $600,000 of notes accounted for as a stock subscription (2) issuance of 1,883,635 shares of the Company's common stock and (3) a cash payment of $65,000. The amendment provided for the waiver of previously agreed upon registration rights on common stock in excess of 250,000 shares, terminated any and all demand registration rights with certain stockholders of KME and released the Company from any and all claims, liabilities, demands and causes of action known or unknown that KME could assert in the future, as defined.

The Company accounted for the acquisition as a purchase. The Company valued the minority interest based on the shares issued at the market price of the stock after considering a 15% market discount for the shares that had no stated registration rights requirement. The estimated fair value of the tangible assets acquired of $700,000 approximated the book value of such assets. The excess consideration over the estimated fair value of the net assets acquired of $4,471,000 has been recorded as cost in excess of fair value of net assets acquired and is being amortized on a straight-line basis over five years.

NOTE 5 - FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following at June 30, 2001:

       Furniture                                           $      5,000
       Equipment                                                584,000
       Leasehold improvements                                     8,000
                                                           ------------
                                                                597,000
       Less: accumulated depreciation and amortization          373,000
                                                           ------------
                                                           $    224,000
                                                           ============

Depreciation expense for the years ended June 30, 2001 and 2000 was $211,000 and $165,000, respectively.

NOTE 6 - LONG-TERM DEBT

In June 1999, the Company entered into a term loan with a lender. Borrowings aggregating $175,000 under the agreement, which are collateralized by the equipment and cash collateral provided by the Company's CEO, are repayable in monthly installments of approximately $3,500, including interest at 7.86% through March 2004. As of June 30, 2001 the loan balance and cash collateral are approximately $113,000.

NOTE 7 - SUBORDINATED CONVERTIBLE DEBENTURES

6.00% SUBORDINATED CONVERTIBLE DEBENTURES

During the period September 4, 1998 through January 21, 1999, the Company issued $600,000 in 6% Subordinated Convertible Debentures due September 1, 2003 with detachable five-year warrants (the "Notes") to purchase 60,000 shares of common stock of the Company at an exercise price of $3.00 per share. The Notes are immediately convertible into common stock of the Company at an effective conversion price of the lower of (i) 70% of the average current market price of the Company's common stock during the five days preceding the date of the original issuance, or (ii) 75% of the average current market price during the five-day trading period ending one trading day preceding the date the Notes are converted. The agreement contains antidilution provisions whereby the conversion price is subject to (downward) adjustment in certain circumstances. The Company may redeem the Notes at any time for 120% of the principal amount of the Notes plus accrued interest. The Notes are subordinated to the claims and rights of all Senior Debt, as defined by the underlying agreement. In addition, the agreement contains covenants limiting the Company's ability to pay dividends, incur new debt, enter into certain transactions and reacquire common or preferred stock of the Company. If an event of default occurs beyond a stated cure period the notes shall become payable at the option of the holder.

In connection with the agreement, the Company recorded a discount on the Notes in the aggregate amount of $238,000 resulting from the allocation of proceeds of $203,000 to a beneficial conversion feature and the fair value of the underlying warrants of $35,000. Due to the immediate conversion rights under the agreement, the discount attributed to the beneficial conversion feature was expensed on the date of issuance. The carrying value of the Notes is being accreted to the face value of $600,000 using the interest method over the life of the Notes. The accretion in fiscal 2001 and 2000 was $9,000 and $3,000, respectively.

In connection with the sale of the Notes, the Company incurred fees of $60,000 and issued five-year warrants to purchase 30,000 shares of the Company's common stock at $3.00 per share. The Company computed the approximate fair value of the warrants issued to be $19,650 using the Black-Scholes method.

During the period from issuance to June 30, 2000, $345,000 in debentures plus accrued interest of $3,000 was converted into 480,172 shares of the Company's common stock.

During fiscal 2001, $90,000 in debentures plus accrued interest was converted into 681,384 shares of the Company's common stock.

5.75% SUBORDINATED CONVERTIBLE DEBENTURE convert as to Preferred Stock

On February 2, 1999, the Company issued a $1,500,000, 5.75% Subordinated Convertible Debenture due February 1, 2009 with detachable four-year warrants (the "Debenture") to purchase 100,000 shares of common stock of the Company at an exercise price of $1.75 per share. The Debenture is immediately convertible into common stock of the Company at an effective conversion price of the lower of (i) $1.30, or, (ii) subsequent to November 1, 1999, 75% of the average current market price during the five-day trading period ending one trading day preceding the date the Debenture is converted (limited to a minimum conversion price of $.60 through July 1, 2000). The agreement contains antidilution provisions whereby the conversion price is subject to (downward) adjustment in certain circumstances. The Company, at its option, may convert the Debenture into shares of 5.75% Convertible Preferred Stock having the same rights as the Debenture. In October 1999, the Company exercised their right to call the outstanding debentures in exchange for Preferred Stock. In addition, the agreement contains covenants limiting the Company's ability to pay dividends, incur new debt, enter into certain transactions and reacquire common or preferred stock of the Company.

In connection with the agreement, the Company recorded a discount on the Debenture in the aggregate amount of $756,000, resulting from the allocation of proceeds of $663,000 to a beneficial conversion feature and the fair value of the underlying warrants of $93,000. The fair value allocated to the warrants was determined based on the estimated fair value of the debt using an effective interest rate of 14% and the fair value of the warrants using the Black-Scholes option-pricing model. Due to the immediate conversion rights under the agreement, the discount attributed to the beneficial conversion feature was expensed on the date of issuance.

In connection with the sale of the Debenture, the Company incurred fees of $135,000 and issued 16,667 shares of the Company's common stock having a market value of $31,250.

In fiscal June 30, 2001, 50,000 shares of preferred stock was converted into 79,605 shares of common stock.

NOTE 8 - INCOME TAXES

Temporary differences which give rise to deferred taxes are summarized as follows:
                                                       2001           2000
                                                  ------------   ------------
   Deferred tax assets:
     Net operating loss and other carryforwards   $  2,567,000   $  4,062,000
     Less valuation allowance                       (2,567,000)    (4,062,000)
   Net deferred tax asset                         $          -   $          -

The Company has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized.

The Company's effective income tax rate differs from the statutory Federal income tax rate as a result of the following:
                                                       2001           2000
                                                   ------------   ------------
   Tax benefit at statutory rate                   $ (2,840,000)  $ (2,399,000)
   Nondeductible expense/nontaxable (income)-net      2,350,000        340,000
   State benefit, net of federal tax effect             (50,000)      (282,000)
   Valuation allowance on net operating loss            540,000      2,341,000
                                                   $          -   $          -

The provision for Federal income taxes has been determined on the basis of a consolidated tax return. At June 30, 2001, the Company had a net operating loss carry forward for Federal income tax reporting purposes amounting to approximately $6,580,000, expiring from 2018 through 2020. The Internal Revenue Code of 1986, as amended, limits the amount of taxable income the Company may offset with net operating loss carry forwards in any single year. No Federal taxes were paid in the years ended June 30, 2001 and 2000.

NOTE 9 -  STOCKHOLDERS' EQUITY

a. On October 1, 1999, the Company gave notice to the holders of the $1,500,000 5.75% Subordinated Convertible Debentures and exercised its right to call the outstanding Debentures in exchange for $1,500,000 of 5.75% Convertible Preferred Stock. Under the terms of the Debentures, the Convertible Preferred Stock shall have: (1) liquidation preferences equal to the principal amount of the Debenture, (2) a 5.75% cumulative annual dividend payable quarterly, (3) rights to convert into shares of Common Stock at the same conversion rate as the Debentures and (4) the same redemption rights at the option of the

      Company. The Company has paid dividends for these debenture holders in the amount of $8,000, during the year ended June 30, 2000. An amount of $140,000 of preferred dividends not declared has accumulated and is unpaid as of June 30, 2001.

b. During the year ended June 30, 2000, the Company executed the following summarized equity transactions;

      o The Company sold 5,585,000 shares of common stock and common stock warrants or options for $2,448,000, net of the costs to raise such equity.

      o In October 1999, the Company exercised their right to call the 5.75% convertible debentures and converted such debentures to Convertible Cumulative 5.75% Preferred Stock. See 9(a) above for further discussions.

      o During the year, $20,000 of 6% convertible debentures were converted into 29,000 shares of common stock.

      o The Company issued 1,254,000 shares of common stock for the exercise of stock options and common stock warrants, which resulted in $575,000 of net proceeds to the Company.

      o During the year, the Company issued 315,000 shares of common stock and certain stock options and warrants valued at $1,013,000, which $35,000 remains unearned as of June 30, 2000. The common stock issued was valued at the fair value of the common stock when the Company was obligated to issue the common stock. The common stock, options and warrants were valued utilizing the Black-Scholes option-pricing model.

      o There were 6,000 shares of common stock issued to certain shareholders for a late registration penalty. There is no effect on equity for such common shares issued, since a value attributed to the common stock would be a reduction to equity for the costs to register such common shares resulting in the penalty.

      o A newly formed majority-owed subsidiary (ValueFlash) sold 20% of its shares to unrelated individuals for $2,500,000 and issued stock options and warrants for services. The result was an equity gain on the sale of the subsidiary stock in the amount of $2,012,000. A value for the stock options and stock warrants issued was recorded at $965,000, which $715,000 remains unearned as of June 30, 2000. The common stock options and warrants were valued utilizing the minimum-value method, since such equity rights have no market. See
            Note 9(f) below for further discussions.

c. During the year ended June 30, 2001, the Company executed the following summarized equity transactions;

      o The Company sold 7,368,421 shares of common stock for $1,400,000, after several modifications to the existing sale agreement for a potential equity raise during the year of $2,800,000.

      o The ValueFlash subsidiary sold 275,000 shares of common stock during the year for $491,000 net of costs to raise such funds.

      o During the year 50,000 shares of preferred stock was converted into 79,605 shares of common stock.

      o Debenture holders converted $101,000 of debentures and accrued interest into 681,384 shares of common stock.

      o During the year the ValueFlash subsidiary issued 120,000 warrants for services and 2,500,000 performanced based options at an exercise price of $1.50 per warrant or option.

      o The Company assigned 800,000 and 200,000 options to the CEO of the Company and an unrelated entity in ValueFlash respectivley for loans made to Company. These options previously held by the Company have an exercise price of $1.50 for the purchase of each ValueFlash share of common stock.

      o The Company issued 950,000 shares of common stock and 5,000,000 options to employees and consultants at prices ranging from $.16 to $.50. The Company recorded $1,794,000 expense for the issuance of such shares and options to consultants.

d.    WARRANTS

Warrant activity for each of the two years ended June 30, 2001 and 2000 is summarized as follows:

                                                         Weighted-
                                                          Average
                                        Shares         Exercise Price
                                   ---------------    ---------------
   Outstanding at June 30, 1999          1,212,414    $           .99
        Granted                          1,195,056               1.04
        Exercised                          (58,916)               .66
        Expired or cancelled                     -
                                   ---------------    ---------------
   Outstanding at June 30, 2000          2,353,554               1.04
        Granted
        Exercised
        Expired or cancelled              (285,714)               .82
                                   ---------------    ---------------
   Outstanding at June 30, 2001          2,067,840    $          1.06
                                   ===============    ===============

Information, at date of issuance, regarding stock warrant grants during the two years ended June 30, 2001 and 2000.
                                                        Weighted-     Weighted-
                                                         Average       Average
                                                        Exercise        fair
                                             Shares      Price          value
                                          ------------ ------------ ------------
Year ended June 30, 2000
Exercise price exceeds market price           200,000   $    1.50    $    1.00
Exercise price equals market price            975,056   $     .97    $     .80
Exercise price is less than market price       20,000   $     .66    $     .56

Year ended June 30, 2001
Exercise price exceeds market price                 -   $       -    $       -
Exercise price equals market price                  -   $       -    $       -
Exercise price is less than market price            -   $       -    $       -

The following table summarizes information about warrants outstanding and exercisable at June 30, 2001:

                                                 Outstanding
                                -----------------------------------------------
                                                   Weighted-        Weighted-
                                                    Average          Average
                                                   Remaining        exercise
                                     Shares      life in years        price
                                --------------- --------------- ---------------
      Range of exercise prices
      $.60 to $.85                    682,840         1.51         $    .65
      $1.00 to $1.25                  995,000         1.95         $   1.01
      $1.50 to $1.75                  300,000         2.42         $   1.58
      $2.00 to $3.00                   90,000         2.17         $   3.00
                                ---------------
                                    2,067,840
                                ===============

All of the above warrants are exercisable, with the exception of 562,500 warrants exercisable at a $1.00 which vest ratably through July 2002.

Certain warrant agreements contain a cashless exercise provision whereby the warrants may be exercised solely by the surrender of the warrants, and without the payment of the exercise price in cash, for that number of warrant shares determined by dividing the difference of the market price of the shares of common stock issuable upon exercise of the warrants and the warrant exercise price by the market price of the common stock on the date of exercise. At June 30, 2001, 677,500 warrants were outstanding with cashless provisions.

e.    STOCK OPTION PLANS

In 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") for employees, officers, consultants and directors of the Company, pursuant to which the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or deferred stock. The total number of shares of the Company's common stock available for distribution under the Plan is 3,000,000. The option period during which an option may be exercised shall not exceed ten years from the date of the grant and will be subject to such other terms and conditions of the Plan. The Plan will terminate automatically on June 30, 2008.

The Company accounts for its stock option plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation expense is recognized. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation', for disclosure purposes; accordingly, no compensation expense is recognized in the results of operations for options granted at fair market value as required by APB Opinion No. 25.

Stock option activity for each of the two years ended June 30, 2001 and 2000 is summarized as follows:
                                                                   Weighted
                                                                    Average
                                                    Shares      Exercise Price
                                                --------------  --------------
               Outstanding at June 30, 1999          1,612,500  $          .67
                    Granted                          7,708,000             .94
                    Exercised                       (3,650,000)            .59
                    Expired or cancelled               (32,500)           1.00
                                                --------------  --------------
               Outstanding at June 30, 2000          5,638,000            1.14
                    Granted                          6,400,000             .12
                    Exercised                                -               -
                    Expired or cancelled               (65,000)           1.16
                                                --------------  --------------
               Outstanding at June 30, 2001         11,973,000  $          .78
                                                ==============  ==============

Information, at date of issuance, regarding stock option grants during the two years ended June 30, 2001 and 2000.
                                                         Weighted-    Weighted-
                                                          Average      Average
                                                         Exercise       Fair
                                             Shares        Price       Value
                                          ------------ ------------ ------------
Year ended June 30, 2000:
Exercise price exceeds market price         3,398,000      $1.15        $ .95
Exercise price equals market price          1,710,000      $ .81        $ .80
Exercise price is less than market price    2,600,000      $ .84        $ .62

Year ended June 30, 2001
Exercise price exceeds market price         1,250,000      $ .60        $ .50
Exercise price equals market price          5,150,000      $ .25        $ .21
Exercise price is less than market price            -      $   -        $   -

The following table summarizes information about warrants outstanding and exercisable at June 30, 2001:

                                               Outstanding and exercisable
                             ---------------------------------------------------------------
                                                Weighted-       Weighted-
                                                 Average         Average
                                  Number        remaining       Exercise         Number
                               Outstanding    life in years      Price         Exercisable
                             --------------- --------------- --------------- ---------------
  Range of exercise prices:
  $.16 to $.75                     6,450,000       3.70         $     .30         6,450,000
  $1.00                            4,758,000       3.14         $    1.00         4,537,500
  $1.69                              500,000       3.83         $    1.69           500,000
  $2.25 to $3.00                     265,000       3.83         $    2.96           115,000
                             ---------------                                 ---------------
                                  11,973,000                                     11,602,500
                             ===============                                 ===============

For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the years ended June 30, 2001 and 2000: annual dividends of $0.00, expected volatility of 97% for the Company's options and .1% volatility for the ValueFlash options for 2001 and 97% for 2000, risk-free interest rate of 4.3% in 2001 and 5.7% in 2000 and expected life of five years for all grants. If the Company recognized compensation cost for the vested portion of the employee stock option plan in accordance with SFAS No. 123, the Company's pro-forma net loss and loss per share would have been as follows for the years ended June 30, 2001 and 2000:

                                     2001               2000
                                 ------------       ------------
   Net loss
      As reported                $ (7,372,000)      $ (7,118,000)
      Pro-forma                    (9,698,000)       (11,356,000)
   Net loss per common share
      As reported                $       (.33)      $       (.40)
      Pro-forma                          (.44)              (.66)


The compensation expense attributed to the issuance of the non-employee stock options will be recognized as they are earned. These stock options are exercisable for five years from the grant date.

The employee stock option plan stock options are exercisable for five years from the grant date and vest over various terms from the grant date to five years.

f.          STOCK OPTIONS - VALUEFLASH

The Company has also issued stock options in its majority owned subsidiary ValueFlash. The SFAS No. 123 disclosure for the pro-forma loss has been included in Note (c) above with the pro-forma loss for options issued by the Company.

The following tables summarize the changes in options outstanding and the related price ranges for shares in the subsidiary ValueFlash common stock:

            Employee Stock Option Plan:

                                                                Weighted
                                                                 Average
                                               Shares         Exercise Price
                                          ---------------    ---------------
      Outstanding at January 13, 2000                   -                  -
           Granted                              6,838,000    $          1.46
           Exercised                                    -                  -
           Expired or cancelled                         -                  -
                                          ---------------    ---------------
      Outstanding at June 30, 2000              6,838,000               1.46
           Granted                                250,000               1.50
           Exercised                                    -                  -
           Expired or cancelled                (5,063,000)              1.50
                                          ---------------    ---------------
      Outstanding at June 30, 2001              2,025,000    $          1.43
                                          ===============    ===============

      Non-Employee Stock Option:
                                                                Weighted
                                                                 Average
                                               Shares         Exercise Price
                                          ---------------    ---------------
      Outstanding at January 13, 2000                   -    $             -
           Granted                             12,331,000               1.91
           Exercised                                    -                  -
           Expired or cancelled                         -                  -
                                          ---------------    ---------------
      Outstanding at June 30, 2000             12,331,000               1.91
           Granted                              3,120,000               1.58
           Exercised                                    -                  -
           Expired or cancelled                  (918,000)              2.00
                                          ---------------    ---------------
      Outstanding at June 30, 2001             14,533,000    $          1.85
                                          ===============    ===============

Information, at date of issuance, regarding stock option grants during the year ended June 30, 2001 and the period ended June 30, 2000.

                                                        Weighted-   Weighted-
                                                         Average     Average
                                                        exercise      fair
                                              Shares      price      value
                                           ----------- ----------- -----------
Period ended June 30, 2000
  Exercise price exceeds market price        1,250,000    $ 4.00      $   -
  Exercise price equals market price        10,301,000    $ 1.68      $ .40
  Exercise price is less than market price   7,618,000    $ 1.48      $ .88

Year ended June 30, 2001
  Exercise price exceeds market price                -         -      $   -
  Exercise price equals market price         3,370,000    $ 1.57      $ .80
  Exercise price is less than market price           -         -      $   -

The following table summarizes information about warrants outstanding and exercisable at June 30, 2001:

                                           Outstanding and exercisable
                             --------------------------------------------------------
                                              Weighted-      Weighted-
                                               average        average
                                 Number       remaining      exercise      Number
                              Outstanding   life in years     price      Exercisable
                             ------------- --------------- ------------ -------------
   Range of exercise prices:
   $1.00 to $1.50               11,525,000        3.80        $ 1.49        6,289,000
   $2.00                         3,783,000        2.38          2.00          783,000
   $4.00                         1,250,000        2.00        $ 4.00                -
                             -------------                              -------------
                                16,558,000                                  7,072,000
                             =============                              =============

The non-employee stock options outstanding of 5,243,000 are fully vested. An additional 40,000 of stock options will be fully vested by April 15, 2002. The remaining 8,000,000 of stock options are performance based and are unearned as of June 30, 2001. The compensation expense attributed to the issuance of these stock options will be recognized as they are earned. These stock options are exercisable for five years from the grant date.

The employee stock option plan stock options are exercisable for five years from the grant date and vest over various terms from the grant date to five years. Approximately, 5,000,000 employee stock options were cancelled as a result of the sale of substantially all of the assets and business of Vflash on June 13, 2001. As of June 30, 2001, 1,829,000 of these stock options were vested.


NOTE 10 - RELATED PARTY TRANSACTIONS

a. During the years ended June 30, 2001 and 2000 legal services of $170,000 and $289,000 respectively, were provided by firms (the "Firms") in which the Company's CEO and rincipal stockholder is the managing partner. Further, the Firm provided office space and accounting services for which no fees were paid. During the year ended June 30, 2000, the Company recorded an expense of $47,000 for such services. In fiscal 2000, the firm received $77,000 as finders fees for equity raised during fiscal 2000.

b. The Company's CEO exercised 750,000 stock options for $450,000 during fiscal 2000.

c. During the year ended June 30, 2001, the Company assigned 800,000 options held by the Company to purchase ValueFlash common stock for $1.50 per share as consideration for loaning the Company funds periodically during the year.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

a.    FACILITIES

The Company leases office space pursuant to lease agreements, which expire on April 1, 2003 and April 30, 2010.

The future minimum leases commitments are as follows:

                     ================  ================
                       June 30, 2002          $ 60,000
                     ================  ================
                                2003            62,000
                     ----------------  ----------------
                                2004            62,000
                     ----------------  ----------------
                                2005            62,000
                     ----------------  ----------------
                                2006            63,000
                     ----------------  ----------------

Rent expense for the years ended June 30, 2001 and June 30, 2000 were $219,000 and $237,000 respectively.

b.    LITIGATION MATTERS

The Company is involved in claims and disputes which arise in the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect of the Company's financial position or results of operations.

NOTE 12  FOURTH QUARTER EVENTS

During the fourth quarter of fiscal 2001, the Company sold prodominately all of its assets and liabilities which resulted some large transactions being recorded in the fourth quarter. These transactions are detailed as follows;

o The Company sold its predominately all of its assets in a subsidiary ValureFlash resulting in a $5,411,000 gain on such sale.

o The Company recorded the writeoff of goodwill and patent costs of $3,610,000 due to the lack of sufficient cash flow to support the recoverability of such assets, since the ValueFlash assets were sold. The business continues to utilize the patented technology, but does not generate sufficient cash flow to support the values recorded.

o Due to the sale of the ValueFlash assets, which included employee contracts and other business contracts, the unamortized compensation costs were accelerated and written off in the fourth quarter in the amount of $1,022,000.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                September 30,
                                                                                   2001
                                                                                ------------
                                       ASSETS
CURRENT ASSETS
  Cash & cash equivalents                                                       $  1,467,656
  Cash escrow                                                                        750,000
  Prepaid expenses and other current assets                                           41,173
                                                                                ------------
          Total current assets                                                     2,258,829

NOTES RECEIVABLE                                                                     600,000

CASH ESCROW                                                                          500,000

FURNITURE AND EQUIPMENT  - at cost,
    less accumulated depreciation and amortization of $395,483                       201,772


OTHER ASSETS                                                                          19,739
                                                                                ------------

                                                                                $  3,580,340
                                                                                ============
                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expense                                          $    717,699
  Due to related parties                                                              38,000
  Current portion of long-term debt and capitalized lease obligations                 21,939
                                                                                ------------
          Total current liabilities                                                  777,638
LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS,
  net of current portion                                                             107,537
SUBORDINATED CONVERTIBLE DEBENTURES                                                  165,000
MINORITY INTEREST                                                                    179,000

COMMITMENTS and CONTINGENCIES
STOCKHOLDERS' EQUITY
  Convertible Preferred stock - par value $.0001 per share; authorized
    5,000,000 shares; 1,390,000 shares outstanding                                 1,204,893
  Common stock - par value $.0001, per share; authorized,
    40,000,000 shares; 31,921,075; shares issued and outstanding                       3,115
  Additional paid in capital                                                      23,155,307
  Accumulated deficit                                                            (22,012,150)
  Unearned compensation expense
                                                                                ------------
                                                                                   2,351,165
                                                                                ------------

                                                                                $  3,580,340
                                                                                ============

The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          Three months          Three months
                                                             ended                  ended
                                                          September 30,          September 30,
                                                              2001                   2000
                                                          ------------           ------------
Net revenues                                                                     $  1,848,000
Cost of revenues                                                                    1,085,000
                                                          ------------           ------------

          Gross profit (loss)                                  763,000

Selling, general and administrative expenses                   268,741              2,357,000
Depreciation and amortization                                   22,375                541,000
                                                          ------------           ------------

          Loss from operations                                (291,116)            (2,135,000)

Other income and (expense)
    Interest income                                             16,157                  4,000
    Interest expense,                                           (3,108)                (8,000)
    Equity share of affiliated companies' losses              (200,000)
    Minority interest in loss of subsidiary                    211,000
                                                          ------------           ------------

          NET LOSS                                        ($   278,067)          ($ 2,128,000)
                                                          ============           ============

Preferred Dividend                                              27,268                  7,000
                                                          ------------           ------------
Net Loss to common Stockholders'                          ($   305,335)          ($ 2,135,000)
                                                          ============           ============

Basic and diluted earnings (loss) per share               ($      0.01)          ($      0.10)
                                                          ============           ============

Weighted-average shares outstanding-
    basic and diluted                                       30,569,769             21,228,120
                                                          ============           ============

The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                Three months ended   Three months ended
                                                                    September 30,       September 30,
                                                                        2001                 2000
                                                                     ----------           ----------
Cash flows from operating activities
  Net loss                                                             (278,067)          (2,135,000)
  Adjustments to reconcile net loss to net
  cash used in operating activities
    Depreciation and amortization                                        22,375              541,000
    Stock based compensation                                            166,500
    Compensation related to stock option plan                                                 33,000
    Common stock and stock warrants issued for services                                       82,000
    Minority interest in loss of consolidated subsidiary                                    (211,000)
    Equity share of affiliated company's loss                                                200,000
    Changes in assets and liabilities
      Accounts receivable                                                                    (74,000)
      Inventory                                                                              166,000
      Prepaid expenses and
          other current assets                                            6,827               16,000
      Accounts payable and accrued expense                              (97,716)             386,000
      Due to related party                                                                   (20,000)
      Deferred Revenue                                                                       418,000
                                                                     ----------           ----------
          Net cash used in operating activities                        (180,081)            (598,000)
                                                                     ----------           ----------

Cash flows from investing activities
    Purchase of furniture and equipment                                                     (148,000)
    Investment in affiliate                                                                 (470,000)
    Software development                                                                    (114,000)
    Other liabilities                                                                         38,000
    Investment in notes receivable                                     (600,000)
    Other assets                                                          1,261               34,000
                                                                     ----------           ----------
          Net cash used in investing activities                        (598,739)            (660,000)
                                                                     ----------           ----------

Cash flows from financing activities
    Principal payments on capitalized lease of obligations              (10,524)              16,567
    Minority interest                                                                        140,000
    Equity in ValueFlash                                                                     410,000
    Preferred Dividends                                                                        7,000
                                                                     ----------           ----------

          Net cash provided by financing activities                     (10,524)             573,567
                                                                     ----------           ----------

          NET INCREASE (DECREASE) IN CASH                              (789,344)            (684,433)
Cash at beginning of period                                           2,257,000            1,035,000
                                                                     ----------           ----------

Cash at end of period                                                 1,467,656              286,000

The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES

                                                                Three months ended   Three months ended
                                                                    September 30,       September 30,
                                                                        2001                 2000
                                                                     ----------           ----------
Supplemental disclosures of cash flow information:
    Cash paid during the period for
        Interest                                                          3,108                8,000
Noncash investing and financing transactions:
    Stock issued upon conversion of subordinated debentures                                   17,000
    Stock issued upon conversion of preferred stock                      50,598               50,000
    Preferred stock dividends                                                                 28,000


















The accompanying notes are an integral part of this statement.

NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of CDKNET.com, Inc. ( the "Company") included herein have been prepared in accordance with generally accepted accounting principles for interim period reporting in conjunction with the instructions to Form 10-QSB. Accordingly, these statements do not include all of the information required by generally accepted accounting principles for annual financial statements, and are subject to year-end adjustments. In the opinion of management, all known adjustments (consisting of normal recurring accruals and reserves) necessary to present fairly the financial position, results of operations and cash flows for the three month periods ended September 30, 2001 and 2000 have been included. The interim statements should be read in conjunction with the financial statements and related notes included in the Company's June 30, 2001 Form 10-KSB.

The operating results for the three months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  STOCKHOLDERS' EQUITY

During the quarter ended September 30, 2001, the Company executed the following summarized equity transactions:

     o The Company converted 60,000 of preferred stock into 1,154,679 shares of common stock.

     o In September 2001, we issued 500,000 shares of our common stock to Steve Wildstein and 250,000 shares to Mike Muzio pursuant to consulting contracts with them. The Company valued these shares at the closing market price on the date of issuance. Accordingly, $40,500 was expensed in the quarter ended September 30, 2001.

NOTE 3.  RECENT DEVELOPMENTS

On August 2, 2001, we formed a new subsidiary, Azure Capital Holdings, LLC that will be the initial stage of our business strategy change to the financial services market. We anticipate that Azure will serve as the centerpiece of our financial services operations as we move towards being a financial services company for the small to medium sized corporate markets.

On August 14, 2001, we completed a private equity investment in Eascent, LLC, a New York limited liability company, engaged in the import, export and distribution of new products and technologies between the United States and Eastern and Central Europe. This investment consists of convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan investment into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Eascent.

In September 2001, we loaned $500,000 to DBS Industries under a convertible note receivable. This note bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price).

NOTE 4.  SUBSEQUENT EVENTS

In October 2001, the Company loaned $200,000 to a former affiliate sold as part of the sale of the VFlash assets on June 13, 2001. Such loan was to be used to fund a receivable sold as part of the VFlash assets. This loan will be recorded against a reserve established at June 30, 2001 for the receipt of the full amount of escrowed cash funds due to various contingencies that remain to be resolved.

In October 2001, we completed a private equity investment in Optical Systems, LLC, a New York limited liability corporation, engaged in the design and development of optoelectronic devices for the marine safety marketplace. Effective October 19, 2001, Optical Systems, LLC merged with Optical Systems, Inc, a Delaware company formed for such purpose. The investment consists of convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan investment into a 10% equity stake in Optical Systems and (2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Optical Systems, Inc.

NOTE 5.  NEW ACCOUNTING DEVELOPMENTS

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which basically further clarifies SFAS No. 121 and methods of quantifying potential impairments or disposal of assets as well as the related reporting of such impairment or disposals.

Item 2.   Management's Discussion and Analysis of Financial Condition
          -----------------------------------------------------------
          and Results of Operations
          -------------------------

RESULTS OF OPERATIONS
---------------------

The following contains forward-looking statements based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in our financial condition and liquidity, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," "predict," and other similar expressions constitute those statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in the statements. Potential risks and uncertainties include, among others, those set forth below. Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the competitive multimedia compact discs and financial services industries and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

Overview
--------

We are a holding company incorporated in the State of Delaware. We have two subsidiaries through which we conduct our business: (1) CDKnet, LLC, a New York limited liability company, and (2) Azure Capital Holdings, LLC, a Delaware limited liability company.

We have developed a multimedia technology, called CDK(TM), which integrates audio, video and Internet connectivity on a standard compact disc. Our technology enables users to create their own personalized compact discs simply by visiting a Website. These custom compact discs play audio and display videos on a full-screen, using high-quality videos and digital technology. The custom compact discs also include software applications and targeted Web links.

The CDK(TM) product is targeted at the following industries: (1) entertainment (music, movies, and TV); (2) travel and tourism; (3) professional sports; (4) financial services; (5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and (10) healthcare. Its primary customers and/or strategic partners include Central Park Media, CollegeMusic.com, Megaforce Records, HappyPuppy.com, theglobe.com and SugarBeats.com.

In June 2001, we sold the assets of our subsidiary, ValueFlash to Elbit Limited for $3.5 million in cash plus the assumption of liabilities and forgiveness of indebtedness. In connection with the sale of ValueFlash, we entered into a Technology and License Agreement with Elbit whereby the parties agreed that for an initial 3-year period, we shall provide CDKs(TM) for Elbit in return for disc mastering fees and per disc production fees.

We have a limited operating history. While historically we have generated revenues primarily from development and use fees for client specific compact discs and the sale of custom compact discs, in fiscal 2001, most of our resources were directed to developing and marketing the

VFlash(TM) product in accordance with our fiscal 2001 operating plan. In light of the sale of ValueFlash and our new business strategy, we anticipate that our financial services business will be a major factor in our future revenue and business growth. We expect our future growth to be generated from (1) revenues from our technology and license agreement with Elbit and (2) from our financial services line of business once it develops.

In fiscal 2001, significant expenditures were incurred for marketing and advertising the VFlash(TM) product and to build the infrastructure to support it. With the sale of ValueFlash, we expect our expenses and overhead to substantially reduced in fiscal 2002.

In the near term, we will continue to focus on generating revenue from the sale of client-specific CDKs and custom compact disc services. Our current business development efforts include both full-time employees as well as outside consultants. Consultants are compensated on a performance basis.

We receive funds from product sales and services. To date, we have focused our funds on the development of CDK(TM) products (including CDK(TM)) 1.0, CDK(TM) 2.0, CDK(TM) 3.0, and Gameplayer 2.0.

Following the sale of ValueFlash, we were left with cash reserves of approximately $3.5 million in cash and escrow receivables, under $1.4 million in liabilities and a royalty producing licensing based from our CDK(TM) technology platforms.

In fiscal 2001, we successfully raised $1.4 million from private sales of our common stock. We have not explored financings since June 2001. However, if necessary, we will explore various financings including private placements and debt financings during fiscal 2002.

As of November 16, 2001, we had 32,321,075 shares of common stock issued and outstanding. Our stock is traded on the Over-the-Counter Bulletin Board under the symbol "CDKX."

Stock Dividend
--------------

We have not issued a dividend to date.

Recent Developments
-------------------

On August 2, 2001, we formed a new subsidiary, Azure Capital Holdings, LLC, that will be the initial stage of our business strategy change to the financial services market. We anticipate that Azure will serve as the centerpiece of our financial services operations as we move from a technology company to a financial services company for the small and medium sized corporate markets.

On August 14, 2001, we completed our first private equity investment in Eascent, LLC, a New York limited liability company, engaged in the import, export, and distribution of new products and technologies between the United States and Eastern and Central Europe. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years.

Our investment in Eascent was part of the implementation of our new business strategy. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Eascent.

In September 2001, we loaned $500,000. to DBS Industries under a convertible note receivable. This note bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price).

In October 2001, we loaned $200,000 to a former affiliate sold as part of the sale of the VFlash assets on June 13, 2001. Such loan was to be used to fund a receivable sold as part of the VFlash assets. This loan will be recorded against a reserve established at June 30, 2001 for the receipt of the full amount of escrowed cash funds due to various contingencies that remain to be resolved.

In October 2001, we completed a private equity investment in Optical Systems, LLC, a New York limited liability company, engaged in the design and development of optoelectronic devices for the marine safety marketplace. Effective October 19, 2001, Optical Systems, LLC merged with Optical Systems, Inc, a Delaware company formed for such purpose. The investment consists of convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan investment into a 10% equity stake in Optical Systems and (2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Steven A. Horowitz, our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary is a principal owner and officer of Optical Systems, Inc.

Stock Issuance
--------------
In September 2001, we issued 500,000 shares of our common stock to Steve Wildstein and 250,000 shares to Mike Muzio pursuant to consulting contracts with them.

Agreements
----------
The following are highlights from our significant agreements:

     -- On May 31, 2001, we entered into a 3-year Technology and License Agreement with Elbit Vflash, Inc., a Delaware Corporation and Elbit Vflash Ltd, a company registered in the Isle of Man, (collectively the "Licenses") pursuant to which we granted the Licensees an irrevocable, non-exclusive world-wide license in our CDK(TM) technology. As consideration for granting the license, we will receive mastering fees, Media player Monthly Hosting Fees, specific fees for any Mixfactory(TM) custom compact discs and fees related to the replication of CDK(TM) masters prepared for the Licensees. Pursuant to the Agreement, the Licensees are entitled to make such improvements, derivatives and applications from our CDK(TM) technology as they may provided that they are used solely in the developing, manufacturing and selling of merchandise for desk-top messaging. The Licensees shall also have the right to protect such improvements to, derivatives from, or applications to, our CDK(TM) technology by registering the same through patent, copyright, trademark applications or the like. Should we decide to sell all or portions of our ownership of the CDK(TM) technology, the Licensees shall have the option, for seven days from receipt of notice of the terms of the sale, to purchase such ownership interest on identical terms and conditions.

     -- We entered into a Sales Agency Agreement with the Almont Group of Alexandria, Virginia, dated effective August 14, 2001, to represent our convergent multimedia technology, version CDK 3.0. Pursuant to the agreement, the Almont Group will market our CDK(TM) technology to help broaden our customer base and bring greater exposure to its unique presentational capabilities.

Results of Operations - Years ended June 30, 2001 and June 30, 2000
-------------------------------------------------------------------

During the year ended June 30, 2001, we incurred a net loss of $7.3 million on revenues of $5,874,000 compared to a net loss of $7.1 million on revenues of $345,000 in the year ended June 30, 2000.

The cost of revenues for the year ended June 30, 2001 was $2,234,000 compared to $80,000 for the year ended June 30, 2000. The decreasing costs are directly related to the decrease in revenues noted above.

For the year ended fiscal 2001, we expensed approximately $225,000 on research and development compared to $164,000 during fiscal year end 2000. Our research and development costs were higher during the fiscal 2001 due to expenditures for the development of VFlash(TM), enhancements to our core technology and product development.

For the year ended June 30, 2001, other operating expenses were $10.8 million compared to $6.0 million during the year ended June 30, 2000 as expenditures related to the marketing, advertising and infrastructure buildup to support ValueFlash were incurred.

Interest expense was $129,000 for the fiscal 2001, compared to $84,000 in fiscal 2000.

Results of Operations - Three months ended September 30, 2001 compared to three months ended September 30, 2000
------------------------------------------------------------------------------

As a result of the sale of the assets of our Valueflash subsidiary in June 2001, we concentrated our resources on developing our financial services business. Accordingly, we did not have revenues or costs of goods sold for the three months ended September 30, 2001.

During the three months ended September 30, 2001, we incurred a net loss of $278,067 on revenues of $0 compared to a net loss of $2,128,000 on revenues of $1,848,000 for the three months ended September 30, 2000. The decline in revenues is directly attributable to sale of the assets of our Valueflash subsidiary in June 2001. While we did not generate any revenues from our CDK operations during the three months ended September 30, 2001, we continue to operate this subsidiary and believe that revenues will be forthcoming. We anticipate that revenues will be generated in subsequent quarters as management develops the financial services business.

The cost of revenues for the three months ended September 30, 2001 was $0 compared to $1,085,000 for the three months ended September 30, 2000. This decrease was directly attributable to the sale of the assets of the Valueflash subsidiary in June 2001.

For the three months ended September 30, 2001, other operating expenses were $291,116 compared to $2,898,000 for the three months ended September 30, 2000. This decrease reflects the sale of the assets of our Valueflash subsidiary in June 2001 and the shift in the our operations to the development of financial services. Included in operating expenses for the three months ended September 30, 2001 is $166,500 of stock based compensation representing the amortization of amounts previousily deferred as well as costs incurred for two consulting contracts.

Liquidity and Capital Resources
-------------------------------

As of September 30, 2001, we had $1,467,656 in cash and cash equivalents. Our principal commitments are $165,00 in subordinated convertible debentures and $129,476 in long-term debt and capitalized lease obligations. And $717,699 in accounts payable and accrued expenses. We have no material commitments for capital expenditures, nor do we anticipate any. We anticipate that we will experience growth in operating, marketing and advertising expenses for the foreseeable future and that such expenses will be a material use of our cash resources. We anticipate that we will also use our cash resources to make private equity investments.

Net cash used in operating activities was $180,081 for the three months ended September 30, 2001 compared to net cash used in operating activities of $598,000 for the three months ended September 30, 2000. Cash used by operations resulted from net losses offset by non-cash depreciation and amortization and stock based compensation.

Net cash used in investing activities was $598,739 for the three months ended September 30, 2001 compared to $660,000 for the three months ended September 30, 2000. For the three months ended September 30, 2001, our principal use of cash in investing activities was for a private equity investment and a note receivable.

Net cash used by financing activities was $10,524 for the three months ended September 30, 2001 compared to cash provided of $573,567 for the three months ended September 30, 2000. We used cash for the three months ended September 30, 2001 to make payments on long term debt and lease obligations. For the three months ended September 30, 2000, cash was provided primarily from the sale of stock.

We anticipate using cash in the future to (1) continue our current operations,
(2) further develop our financial services line of business, (3) develop our CDK(TM) and Gameplayer product lines, and (4) repay debt.

Factors Affecting Future Results
--------------------------------

We do not provide forward looking financial information. However, from time to time statements are made by employees that may contain forward looking information that involve risks and uncertainties. In particular, statements contained in this quarterly report that do not historically contain predictions are made under the Safe Harbor Corporate Private Sector Litigation Reform Act of 1995. Our actual result of operations and financial condition have varied and may in the future vary significantly from those stated in any predictions. Factors that may cause these differences include without limitation the risk, uncertainties and other information discussed within this registration statement, as well as the accuracy of its internal estimate of revenue and operating expense levels. We will face a number of risk factors which may create circumstances beyond the control of management and adversely impact the ability to achieve our business plan.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------


Below are the provisions in our Certificate of Incorporation and under Delaware law that we rely upon for indemnification of our directors and officers:


Delaware law sets forth our powers to indemnify officers, directors, employees and agents. Our Articles of Incorporation provide as follows:

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General corporation law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall no adversely affect any right or protection of a director of the Corporation existing at the time of the repeal or modification.

         The Corporation shall, to the fullest extent permitted by Section 145 (or any other provision) of the Delaware general corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the corporation form and against any and all of the expenses, liabilities or other mattes referred to in or converted by said Section. Such right to indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

The following expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are estimated to be as follows:

Filing Fee ................................................    $    -0-
Legal Fees ................................................    $ 10,000
Transfer Agent ............................................    $  3,000
Accounting Fees ...........................................    $  5,000
Printing Fee ..............................................    $  5,000
Miscellaneous .............................................    $  5,000
                                                               --------
         Total ............................................    $ 28,000
                                                               ========

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

We have filed four registration statements, as amended, with the Commission registering certain shares of our common stock as follows:

     o On December 22, 1999, we filed a registration statement on Form SB-2 (File No. 333-93277), as amended, which became effective on March 27, 2000. Pursuant to Rule 429 of the Securities Act, we filed two post-effective amendments to this registration statement in our August 1, 2000 registration statement and on December 14, 2001 which are not yet effective. Pursuant to Rule 429, this prospectus amends each of these registration statements which have not been declared effective.

     o On August 1, 2000, we filed this registration statement on Form SB-2 (File No. 333-42696), which also amended our prior SB-2 (File No. 333-93277). This registration statement has not been delcared effective. Pursuant to Rule 429, this prospectus serves as amendment No. 2 to the August 1, 2000 registration statement.

     o On October 10, 2001, we filed a Registration Statement on Form S-8 (File No. 333-71356) to register 500,000 shares of our common stock pursuant to a Consulting Agreement between Mr. Steve Wildstein and us dated September 10, 2001.

     o On December 26, 2001, we filed a registration statement on Form SB-2 (File No. 333-75968), which has not been declared effective.

We incorporate by reference from our (1) annual report on Form 10-KSB, dated October 9, 2001, amended on October 30, 2001 and on December 7, 2001 (File No. 0-27587), (2) registration statement on Form SB-2/A-1 (File No. 333-42696) dated December 14, 2001, and (3) registration statement on Form SB-2 (File No. 333-75968) dated December 26, 2001, the list of securities that we have issued or sold during the last three years.

                                  UNDERTAKINGS
                                  ------------

(a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) We undertake that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) We undertake to remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

                                    EXHIBITS
                                    --------

   3.1 Articles of Incorporation of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   3.2 Amendment to the Articles of Incorporation. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   3.3 By-Laws of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   3.4 Certificate of Merger of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   3.5 Amendment to the Articles of Incorporation. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   3.6 Designation of Series A Preferred Stock. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   4.1 Specimen of Common Stock Certificate. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   4.2 Technology Horizons Corp. Stockholders Agreement dated May 7, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   4.3 Subscription Agreement, between CDKnet.com, Inc. and Mr. Masaki Hashimoto dated December 15, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   5.1     Opinion of Foley, Hoag & Eliot LLP.
   10.1 Technology Horizons Corp. 1998 Equity Incentive Plan. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.2 Convertible Subordinated Debenture Due February 1, 2009. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)
   10.2.1 Amendment No. 1 to Convertible Subordinated Debenture due February 1, 2009. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)
   10.3 Registration Rights Agreement between Technology Horizons Corp. and Kelly Music & Entertainment Corp. dated September 4, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.4 Assignment Agreement between Kelly Music & Entertainment Corp. and Technology Horizons Corp. dated September 4, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.5 Amendment to Registration Rights Agreement between Technology Horizons Corp. and Alvin Pock dated October 15, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

   10.6 Amendment to Registration Rights Agreement between Technology Horizons Corp. and Robert L. Kelly dated October 15, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.7 Registration Rights Agreement between Technology Horizons Corp. and Robert L. Kelly dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.8 Registration Rights Agreement between Technology Horizons Corp. and Alvin Pock dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.9 Assignment Agreement between Robert L. Kelly and Technology Horizons Corp. dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.10 Assignment Agreement between Alvin Pock and Technology Horizons Corp. dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.11 Assignment Agreement between Kelly Music & Entertainment Corp. and CDKnet, LLC, dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.12   Employment Agreement dated August 1, 1999, by and between
           CDKNET.COM, INC. and Shai Bar-Lavi. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)
   10.13 Finder's Agreement between the Registrant and Shai Bar-Lavi and Frederick Smithline dated June 1, 1999. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.14 Employment Agreement dated August 1, 1999, by and between CDK, LLC and Tom Ross. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)
   10.15 Stock Purchase Agreement between CDKnet.com, Inc. and the Gross Foundation, Inc., Steven A. Horowitz, Shai Bar-Lavi, and Michael Sonnenberg dated November 2, 1999. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.16 Subscription Agreement between CDK and Asia Pioneer Limited dated November 16, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)
   10.17 Technology and License Agreement between CDK and Asia Pioneer Limited dated November 16, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)
   10.18 Agreement dated March 19, 1999 between Peterson's and CDKnet, LLC. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.19 Undated Registration Rights Agreement between Spiga Limited and CDK Inc. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No.333-93277).)

   10.20 Agreement dated October 25, 1999, between CDKnet, LLC and Atomic Pop, LLC. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)
   10.21 Agreement dated March 29, 1999, between Central Park Media Corp. and CDKnet, LLC. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.22 Purchase Agreement dated August 9, 1999 between CDK and Y2G. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.23 Convertible Subordinated Debenture Due September 1, 2003. (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 21, 1999 (File No. 333-93277).)
   10.24 Letter Agreement dated May 4, 1998, between Megaforce Entertainment and CDKnet, LLC regarding the use of CDK technology. (Incorporated by reference from our Registration Statement filed on Form SB-2 Amendment No. 2 on December 21, 1999 (File No. 0-27587).)
   10.25 Agreement dated August 5, 1999 between the Company and DreamWorks Records. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)
   10.26 Agreement dated September 16, 1999 between CDK and CollegeMusic, Inc. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)
   10.27 Agreement between CDKnet, Inc. and Young & Rubicam dated February 3, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.28 Agreement between ValueFlash.com Incorporated and Richard A. Eisner and Company dated April 15, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.29 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, Track Marketing and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.30 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.31 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, JMC Investments, LLC and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

   10.32 Development Proposal between ValueFlash.com Incorporated, CDKnet, LLC and House of Blues dated May 12, 2000.

   10.33 Agreement between ValueFlash.com Incorporated and ValueFlash Japan Inc. dated May 25, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.34 Agreement between ValueFlash.com Incorporated and Naviant Marketing Solutions, Inc. dated June 12, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

   10.35 Agreement between ValueFlash.com Incorporated and theglobe.com, Inc. dated June 26, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.36 Agreement between CDKnet, LLC and theglobe.com, Inc. dated June 26, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.37 Agreement between ValueFlash.com Incorporated and J. Walter Thompson U.S.A., Inc. dated June 29, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.38 Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for 5% interest in ValueFlash.com. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.39 Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for 5% interest in ValueFlash.com. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.40 Agreement between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.41 Agreement between ValueFlash.com Incorporated and ACUSA.com dated June 1, 2000 for services to the House of Blues. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)
   10.42 Agreement between ValueFlash (Asia) Limited, Sprouts Online Pte Ltd. and Prodigy Alliances Pte Ltd. dated September 15, 2000.
   10.43 Collateral Assignment of Patents and Trademarks and Security Agreement between CDKnet.com, Inc., CDKnet, LLC and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.44 Collateral Assignment of Patents and Trademarks and Security Agreement between ValueFlash.com, Incorporated, CDKnet.com, Inc., Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.45 10% - $100,000 Secured Promissory Note between CDKnet.com, Inc. and Steven A. Horowitz October 31, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.46 10% - $100,000 Secured Promissory Note between ValueFlash.com, Incorporated and CDKnet.com, Inc. dated October 31, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.47 10% - $250,000 Secured Promissory Note between ValueFlash.com, Incorporated and Dan Roc Limited Partnership dated October 10, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.48 10% - $100,000 Secured Promissory Note between ValueFlash.com, Incorporated and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

   10.49 10% - $250,000 Secured Promissory Note between ValueFlash.com, Incorporated and Steven A. Horowitz dated December 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.50 Security Agreement between CDKnet.com, Inc. and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.51 Security Agreement between CDKnet.com, Inc., Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.52 Assignment of ValueFlash.com, Incorporated options by CDKnet.com, Inc. to Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).
   10.53 Asset Purchase Agreement between CDKnet.com, Inc., ValueFlash.com Incorporated, and Elbit Limited dated June 13, 2001. (Incorporated by reference from our Annual Report on Form 10-KSB filed on October 30, 2001 (File No. 0-27587)).
   10.54 Technology License Agreement between CDKnet.com, Inc., ValueFlash.com Incorporated, and Elbit Limited dated June 13, 2001. (Incorporated by reference from our Annual Report on Form 10-KSB filed on October 30, 2001 (File No. 0-27587)).
   16      Letter from former accountant Grant Thornton LLP.
   16.1 Letter from former Accountant, Wagner, Zwerman & Steinberg LLP. (Incorporated by reference from our Registration Statement on Form 10-SB Amendment No. 3 filed on December 28, 1999 (File No. 000-27587).)

   21      Subsidiaries of the Registrant.

   27      Financial Data Schedule.
   99.1 Chart of the signatories to the Company's Stockholder's Agreement (and their interest in the Company). (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 22, 1999, as amended (File No. 333-93277).)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of our report dated October 5, 2001 included in and Incorporated by reference in CDKnet.com, Inc.'s Annual Report on Form 10-KSB, for the fiscal years ended June 30, 2001 and 2000 and to our firm included in or made as part of this Registration Statement.


/s/ Radin Glass & Co. LLP
-------------------------
Radin Glass & Co. LLP
New York, New York



January 7, 2002

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, in the city of New York, State of New York, on January 8, 2002.



                                         CDKNET.COM, INC.
                                         ----------------
                                         (Registrant)


                                         By: /s/ Steven A. Horowitz
                                            ---------------------------------
                                             Steven A. Horowitz
                                             Chairman, Chief Executive Officer
                                             Chief Financial Officer and
                                             Secretary



         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


                                                   Chairman, Chief Executive
                                                    Officer, Chief Financial
/s/ Steven A. Horowitz                               Officer and Secretary                  January 8, 2002
------------------------------------        ----------------------------------------    -------------------------
Steven A. Horowitz                                        (Title)                                 (Date)



/s/ Andrew J. Schenker                               Director, President                    January 8, 2002
------------------------------------        ----------------------------------------    -------------------------
Andrew J. Schenker                                        (Title)                                 (Date)



/s/ Anthony J. Bonomo                                     Director                          January 8, 2002
-----------------------------------         ----------------------------------------    -------------------------
Anthony J. Bonomo                                         (Title)                                 (Date)
